PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED OCTOBER 2, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DMK PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED OCTOBER 2, 2023

DMK PHARMACEUTICALS CORPORATION 11622 El Camino Real, Suite 100 San Diego, California 92130

[●], 2023

Dear Stockholder:

You are cordially invited to virtually attend the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Meeting”) of DMK Pharmaceuticals Corporation, a Delaware corporation (the “Company”). More details on the Meeting can be found in the enclosed Notice of Annual Meeting of Stockholders and proxy materials. You should have also received a WHITE universal proxy card or voting instruction form and postage-paid return envelope, through which your vote is being solicited on behalf of the Company’s Board of Directors (the “Board”).

Your vote will be especially important at this year’s Meeting. As you may be aware, Jerald Hammann—a stockholder of record of just one share of the Company’s common stock, par value $0.0001 (the “Common Stock”), and a beneficial holder of an additional twelve shares of Common Stock as of September 11, 2023—has provided notice to the Company that he intends to (i) propose four nominees (collectively, the “Hammann Nominees”) to stand for election to the Board, in opposition to the five nominees recommended by the Board, and (ii) submit five proposals (collectively, the “Hammann Proposals”) for stockholder consideration and stockholder approval at the Meeting. You may receive proxy solicitation materials from, or on behalf of, Mr. Hammann, including proxy statements and a proxy card. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann, the Hammann Nominees or the Hammann Proposals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

The Board does NOT endorse the Hammann Nominees and unanimously recommends that you vote “FOR” the election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi—each a current member of the Board—on the WHITE universal proxy card. The presence of the Hammann Nominees on the WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability and other qualifications of the Hammann Nominees. The Board strongly urges you NOT to sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann.

After reading the Notice of Annual Meeting of Stockholders and the Proxy Statement, please vote over the Internet as instructed in the Proxy Statement or on the WHITE universal proxy card. If you received a paper copy of the WHITE universal proxy card by mail, you may also vote by completing, signing, dating and promptly returning the WHITE universal proxy card by mail in the postage-paid envelope provided. Instructions regarding these methods of voting are contained in the Proxy Statement and on the WHITE universal proxy card. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Meeting. The Proxy Statement and the WHITE universal proxy card are first being made available to stockholders on or about [●], 2023.

If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you have every right to change your vote. We strongly urge you to revoke that proxy and vote your shares for your Board’s nominees and on the other matters to be considered at the Meeting by (i) following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card, (ii) submitting written notice of the revocation to our Corporate Secretary or (iii) attending the Meeting and voting your shares online. Only your latest dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Meeting as described in the accompanying Proxy Statement.

We are confident that our slate of Board nominees has the right mix of professional achievements, skills, experiences and reputations that qualify the Company’s nominees to serve as stockholder representatives overseeing the management of the Company. We are committed to engaging with our stockholders, and we believe we are in the best position to oversee the execution of our long-term strategic plan to realize stockholder value. The Board unanimously recommends that you vote “FOR” the election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi, each a current member of the Board.

Whether or not you plan to attend the Meeting, it is important that your shares be represented. Please exercise your right to vote as soon as possible by completing, signing, dating and promptly returning the WHITE universal proxy card by mail in the postage-paid envelope provided, or by using Internet voting as instructed in the Proxy Statement or on the WHITE universal proxy card.

Thank you for being a stockholder of the Company. Your vote and participation, no matter how many shares you own, are very important to us.

Sincerely,

Dr. Ebrahim “Eboo” Versi
Chairman of the Board and Chief Executive Officer

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

520 8th Avenue, 20th Floor New York, New York 10022 (212) 257-1311 (888) 368-0379 info@saratogaproxy.com

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED OCTOBER 2, 2023

DMK PHARMACEUTICALS CORPORATION 11622 El Camino Real, Suite 100 San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on [●], 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Meeting”) of DMK Pharmaceuticals Corporation, a Delaware corporation, referred to herein as we, us, our, or the Company. The Meeting is scheduled to be held virtually on the Internet on [●], [●], 2023, at [●] [a.m./p.m.], Pacific Time at [●]:

At the Meeting, the Company will ask you to:

COMPANY PROPOSALS

1.	Elect five directors to our Board of Directors (the “Board”), each to serve until the next annual meeting of stockholders or until his or her successor has been duly elected or appointed and qualified (“Proposal 1”);
2.	Approve amendments to our 2020 Equity Incentive Plan to eliminate certain limitations on our ability to grant awards under the plan, to increase the limit on the number of shares that may be issued pursuant to incentive stock options, and make certain other amendments to the plan, and approve the amended plan, as described in the accompanying Proxy Statement (“Proposal 2”);
3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“Proposal 3”); and
4.	Ratify the selection of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023 (“Proposal 4”).

HAMMANN PROPOSALS

5.	Vote on a non-binding advisory proposal submitted by Jerald Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies to prohibit voting agreements connected to the issuance of new shares, except if the issuance is structured solely to obtain a quorum (“Proposal 5”);
6.	Vote on a non-binding advisory proposal submitted by Mr. Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies so that only one vote per share issued is permitted, except if the issuance is structured solely to obtain a quorum (“Proposal 6”);
7.	Vote on a binding stockholder amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) submitted by Mr. Hammann, amending the Bylaws so that stockholder approval is required to establish or materially amend management incentive plans (“Proposal 7”);
8.	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that directors in uncontested elections who fail to obtain a majority of the votes in favor of their election be removed from the Board (“Proposal 8”); and
9.	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that the Company’s stockholder notice provisions mirror federal annual meeting notice provisions (“Proposal 9” and collectively with Proposal 5, Proposal 6, Proposal 7 and Proposal 8, the “Hammann Proposals”).

Stockholders may also transact such other business as may properly come before the Meeting. These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only holders of record of the Company’s common stock, par value $0.0001 (the “Common Stock”), as of the close of business on [●], 2023 (the “Record Date”), will be entitled to notice of the Meeting. The names of stockholders of record entitled to vote at the Meeting will be available for inspection by stockholders for any purpose germane to the Meeting on an electronic network. To request electronic access to the stockholder list, stockholders should submit their request and proof of ownership to [●]. The Company will promptly provide a website address for electronic access after the request and ownership information has been received. The names of stockholders of record entitled to vote at the Meeting will also be available for inspection during the Meeting at [●].

You will not be able to attend the Meeting in person. The Meeting will be a completely virtual meeting, which will be conducted via live webcast. As described in this Notice of Annual Meeting of Stockholders and the Proxy Statement, you are entitled to participate in the Meeting via live webcast at [●], if you were a stockholder as of the Record Date. If you wish to attend the virtual Meeting, you must register in advance no later than [●] [a.m./p.m.] Eastern Standard Time on [●], 2023. To attend the Meeting and vote electronically, you will need the control number found on your WHITE universal proxy card or in the instructions that accompanied your proxy materials. If you own shares through a broker, bank or other nominee and intend to vote at the Meeting, follow the instructions from your broker, bank or other nominee to obtain a legal proxy no later than [●], 2023. The Meeting webcast will begin promptly at [●] [a.m./p.m.], Pacific Time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at approximately [●] [a.m./p.m.], Pacific Time, and you should allow ample time for the check-in procedures.

The Board is pleased to nominate each of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi for election as a director. Whether or not you expect to attend the Meeting, we encourage you to submit your proxy as soon as possible by accessing the Internet site described in the Proxy Statement or on the WHITE universal proxy card provided to you, or by completing, signing, dating and promptly returning the WHITE universal proxy card. You are urged to vote your shares promptly by following the instructions on the WHITE universal proxy card, even if your shares have been sold after the Record Date. For specific instructions on how to vote your shares, please refer to the WHITE universal proxy card or the section entitled “Questions and Answers” beginning on page [●] of the accompanying Proxy Statement.

If your shares are held by a broker, bank or other nominee (i.e., your shares are held in “street name”), you will receive a voting instruction form from that broker, bank or other nominee. You must provide voting instructions by completing the voting instruction form and promptly returning it to your broker, bank or other nominee for your shares to be voted. We recommend that you instruct your broker, bank or other nominee to vote your shares on the WHITE universal proxy card. The proxy is revocable and will not affect your right to vote if you attend the Meeting.

Your vote will be especially important at this year’s Meeting. As you may be aware, Mr. Hammann—a stockholder of record of just one share of Common Stock and a beneficial holder of an additional twelve shares of Common Stock as of September 11, 2023—has provided notice to the Company that he intends to (i) propose four nominees (collectively, the “Hammann Nominees”) to stand for election to the Board, in opposition to the five nominees recommended by the Board, and (ii) submit the Hammann Proposals for stockholder consideration and stockholder approval at the Meeting. You may receive proxy solicitation materials from Mr. Hammann, including proxy statements and a proxy card. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann, the Hammann Nominees or the Hammann Proposals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

The Board does NOT endorse the Hammann Nominees and unanimously recommends that you vote “FOR” the election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi on the WHITE universal proxy card. The presence of the Hammann Nominees on the WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability and other qualifications of the Hammann Nominees. The Board strongly urges you NOT to sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann.

If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you have every right to change your vote. We strongly urge you to revoke that proxy and vote your shares for your Board’s nominees and on the other matters to be considered at the Meeting by (i) following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card, (ii) submitting written notice of the revocation to our Corporate Secretary or (iii) attending the Meeting and voting your shares online. Only your latest dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Meeting as described in the accompanying Proxy Statement.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S WHITE UNIVERSAL PROXY CARD IS REQUIRED TO LIST THE HAMMANN NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY.

The Board recommends that you vote on the enclosed WHITE universal proxy card “FOR” the election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi as directors of the Company; “FOR” the amendments to our 2020 Equity Incentive Plan as described in the Proxy Statement; “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; “FOR” the ratification of the selection of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023; and “AGAINST” the Hammann Proposals.

We strongly encourage you to read the accompanying Proxy Statement carefully to better familiarize yourself with your Board’s nominees and Company proposals and why we believe they are critical for the future success of the Company and to use the WHITE universal proxy card to vote for your Board’s nominees, and in accordance with the Board’s recommendations on the other proposals, as soon as possible. It is important that your shares be represented at the Meeting, regardless of the number of shares you hold. If you have any questions or require any assistance with voting your shares, please contact Saratoga Proxy Consulting, LLC, our proxy solicitor assisting us in connection with the Meeting, by calling (212) 257-1311 or toll free at (888) 368-0379 or by email at info@saratogaproxy.com.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING VIRTUALLY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE WHITE UNIVERSAL PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING VIRTUALLY, BUT WILL HELP ASSURE A QUORUM. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” STOCKHOLDERS WILL NEED TO OBTAIN A LEGAL PROXY FROM YOUR BROKER, BANK OR OTHER NOMINEE AS OF THE RECORD DATE.

By Order of the Board of Directors,

[___________]
San Diego, California [●], 2023	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2023

VIA LIVE WEBCAST AT [●]

In accordance with rules approved by the U.S. Securities and Exchange Commission (the “SEC”), we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to the Meeting. The rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website.

Our Proxy Statement and WHITE universal proxy card are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is being provided as our Annual Report to Stockholders. These materials are also available on the Company’s website: http://www.dmkpharmaceuticals.com. The information on this website, other than the Proxy Statement, is not part of the Proxy Statement. You may also obtain these materials on the SEC’s website: http://www.sec.gov.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement about DMK Pharmaceuticals Corporation, a Delaware corporation, referred to herein as we, us, our, or the Company. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

General Information

2023 Annual Meeting of Stockholders
Meeting Date	[●], [●], 2023
Time	[●] [a.m./p.m.], Pacific Time
Location	Via live webcast at [●]
Record Date	Close of business on [●], 2023

How to Submit Your Proxy

We encourage you to submit your proxy in advance of the Meeting. Stockholders of record may submit a proxy using one of the following voting methods. Make sure to have your WHITE universal proxy card or voting instruction form in hand and follow the instructions:

Internet: To vote your shares online, visit [●] up until [●] [a.m./p.m.] Eastern Standard Time on [●] or follow the instructions on the WHITE universal proxy card. You can confirm that your instructions have been properly recorded.

Mail: Complete, sign, date and promptly return the WHITE universal proxy card in the postage-paid envelope provided.

If your shares are held by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to vote your shares. Follow the voting instructions set forth on the voting instruction form provided by your broker, bank or other nominee.

Matters to be Voted on

Voting Matters	Board of Directors’ Recommendation	Page Reference for More Information
Company Proposals:
Proposal 1: Elect five directors to the Company’s Board of Directors (the “Board”)	“FOR” each of the Company’s nominees recommended by the Board	11
Proposal 2: Approve amendments to our 2020 Equity Incentive Plan to eliminate certain limitations on our ability to grant awards under the plan, to increase the limit on the number of shares that may be issued pursuant to incentive stock options, and make certain other amendments to the plan, and approve the amended plan	“FOR”	19
Proposal 3: Approve, on a non-binding advisory basis, the compensation of our named executive officers	“FOR”	29
Proposal 4: Ratify the selection of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023	“FOR”	30

Voting Matters	Board of Directors’ Recommendation	Page Reference for More Information
Hammann Proposals:
Proposal 5: Vote on a non-binding advisory proposal submitted by Jerald Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies to prohibit voting agreements connected to the issuance of new shares, except if the issuance is structured solely to obtain a quorum	“AGAINST”	31
Proposal 6: Vote on a non-binding advisory proposal submitted by Mr. Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies so that only one vote per share issued is permitted, except if the issuance is structured solely to obtain a quorum	“AGAINST”	32
Proposal 7: Vote on a binding stockholder amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) submitted by Mr. Hammann, amending the Bylaws so that stockholder approval is required to establish or materially amend management incentive plans	“AGAINST”	33
Proposal 8: Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that directors in uncontested elections who fail to obtain a majority of the votes in favor of their election be removed from the Board	“AGAINST”	34
Proposal 9: Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that the Company’s stockholder notice provisions mirror federal annual meeting notice provisions	“AGAINST”	35

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED OCTOBER 2, 2023

DMK PHARMACEUTICALS CORPORATION

11622 El Camino Real, Suite 100
San Diego, California 92130
(858) 997-2400

2023 PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of DMK Pharmaceuticals Corporation, a Delaware corporation, referred to herein as we, us, our, or the Company, of proxies to be voted at the 2023 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Meeting”). The Meeting is scheduled to be held virtually on [●], [●], 2023, at [●] [a.m./p.m.], Pacific Time. The virtual Meeting can be accessed via the Internet at [●], where you will be able to listen to the Meeting live and vote online.

Our principal executive office is located at 11622 El Camino Real, Suite 100, San Diego, California 92130, and our telephone number is (858) 997-2400. The approximate date on which this Proxy Statement, the WHITE universal proxy card and accompanying materials are first being made available to the Company’s stockholders is on or about [●], 2023.

Record Date and Shares Outstanding

Stockholders of record at the close of business on [●], 2023 (the “Record Date”) are entitled to notice of the Meeting. At the Record Date, [●] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), were outstanding and entitled to vote at the Meeting.

Voting Rights

Only holders of Common Stock at the close of business on the Record Date are entitled to notice of and vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters to be considered at the Meeting, and stockholders cannot cumulate votes.

Except as otherwise provided in the Certificate of Designation of Preferences, Rights and Limitations (the “Series E Certificate of Designation”) of Series E Convertible Preferred Stock of the Company (“Series E Preferred”), or as otherwise required by law, holders of Series E Preferred are entitled to vote with the holders of shares of Common Stock, voting together as a single class, with respect to all matters presented to the stockholders of the Company. Each such holder is entitled to a number of votes equal to the number of shares of Common Stock into which the Series E Preferred held by such holder is convertible pursuant to the Series E Certificate of Designation, subject to and after giving effect to and taking into account the Beneficial Ownership Limitation described below and set forth in the Series E Certificate of Designation, as of the record date for such vote. Under the Series E Certificate of Designation, each share of Series E Preferred (or fraction thereof) is generally convertible at any time at the option of the holder into the number of shares of Common Stock at a conversion ratio of 1,000 shares of Common Stock per one whole share of Series E Preferred (and giving effect proportionately to any conversion of a fraction of a share of Series E Preferred) (subject to adjustment), but subject in all events to the Beneficial Ownership Limitation. The ability to convert shares of Series E Preferred and the voting rights of the Series E Preferred are subject to a “Beneficial Ownership Limitation” under the Series E Certificate of Designation. A holder of Series E Preferred does not have the right to convert any portion of the Series E Preferred held by the holder, to the extent that, after giving effect to a requested conversion, such holder, or such holder and its affiliates, would beneficially own (determined as provided in the Series E Certificate of Designation) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion of Series E Preferred held by the applicable holder. As a result of the Beneficial Ownership Limitation described above, shares of Series E Preferred outstanding as of the Record Date will not be entitled to any votes with respect to the matters to be acted on at the Meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote on one or more matters to be presented at the Meeting, and the holders of at least one-third of all issued and outstanding shares of Common Stock entitled to vote, as of the Record Date will be required to constitute a quorum for the transaction of business at the Meeting.

Questions and Answers

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT
BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF
THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD
READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

Q.             Why am I receiving these materials?

We have provided you these proxy materials because our Board is soliciting your proxy to vote at the Meeting, which is scheduled to be held on [●], [●], 2023, at [●] [a.m./p.m.] (Pacific Time), via live webcast for the purposes set forth in this Proxy Statement. You are invited to attend the virtual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares.

These proxy materials also include a WHITE universal proxy card for the Meeting. WHITE universal proxy cards are being solicited on behalf of the Board. The Company’s proxy materials include detailed information about the matters that will be discussed and voted on at the Meeting and provide updated information about the Company that you should consider in order to make an informed decision when voting your shares.

If you have received a printed copy of these materials by mail, you may complete, sign, date and promptly return the WHITE universal proxy card or follow the instructions below to submit your proxy on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet, as described below.

Q.             What am I voting on? What are the recommendations of the Board?

You are voting on the following matters to:

Company Proposals

•	Elect five directors as named in our Proxy Statement to the Board, each to serve until the next annual meeting of stockholders or until his or her successor has been duly elected or appointed and qualified (“Proposal 1”);
•	Approve amendments to our 2020 Equity Incentive Plan to eliminate certain limitations on our ability to grant awards under the plan, to increase the limit on the number of shares that may be issued pursuant to incentive stock options, and make certain other amendments to the plan, and approve the amended plan, as described in this Proxy Statement (“Proposal 2”);
•	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“Proposal 3”); and
•	Ratify the selection of BDO USA, P.A. (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2023 (“Proposal 4”).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF YOUR BOARD’S
NOMINEES—Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine
Versi—ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 USING THE WHITE UNIVERSAL PROXY CARD.

Hammann Proposals

If properly brought before the Meeting:

•	Vote on a non-binding advisory proposal submitted by Jerald Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies to prohibit voting agreements connected to the issuance of new shares, except if the issuance is structured solely to obtain a quorum (“Proposal 5”);
•	Vote on a non-binding advisory proposal submitted by Mr. Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies so that only one vote per share issued is permitted, except if the issuance is structured solely to obtain a quorum (“Proposal 6”);
•	Vote on a binding stockholder amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) submitted by Mr. Hammann, amending the Bylaws so that stockholder approval is required to establish or materially amend management incentive plans (“Proposal 7”);

•	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that directors in uncontested elections who fail to obtain a majority of the votes in favor of their election be removed from the Board (“Proposal 8”);
•	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that the Company’s stockholder notice provisions mirror federal annual meeting notice provisions (“Proposal 9” and collectively with Proposal 5, Proposal 6, Proposal 7 and Proposal 8, the “Hammann Proposals”).

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” PROPOSALS 5, 6, 7, 8 AND 9
USING THE WHITE UNIVERSAL PROXY CARD.

Stockholders may also transact such other business as may properly come before the Meeting. Our Board is not aware of any matters that are expected to come before the Meeting other than those described in this Proxy Statement. If any other matter is presented at the Meeting upon which a vote may be properly taken, shares represented by all WHITE universal proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the WHITE universal proxy card in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

Q.             Will other candidates be nominated to stand for election to the Board in opposition to the Board’s nominees?

Yes. As you may know, Mr. Hammann—a stockholder of record of just one share of Common Stock and a beneficial holder of an additional twelve shares of Common Stock as of September 11, 2023—has provided notice to the Company that he intends to (i) propose four nominees (collectively, the “Hammann Nominees”) to stand for election to the Board, in opposition to the five nominees recommended by our Board, and (ii) submit the Hammann Proposals for stockholder consideration and stockholder approval at the Meeting. Accordingly, pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Hammann Nominees have been included on the Company’s WHITE universal proxy card. The Board does NOT endorse any of the Hammann Nominees, and the presence of their names on the WHITE universal proxy card is NOT an approval of their character, suitability and other qualifications. The Board urges you NOT to sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann. You may receive solicitation materials from, or on behalf of, Mr. Hammann, including proxy statements and a proxy card. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Mr. Hammann, the Hammann Nominees or the Hammann Proposals.

Mr. Hammann has pursued litigation against the Company in the Delaware courts for more than two years, primarily concerning matters relating to the Company’s 2021 annual meeting of stockholders, requiring the Company to spend significant amounts of funds that the Company believes could have been used in more productive ways, and requiring diversion of management’s time. As the Company previously reported, a trial was held in March 2023.

The court issued its opinion near the end of August 2023 and entered a judgment in favor of the Company and against Mr. Hammann. The court noted that Mr. Hammann “is no stranger to litigation in Delaware and beyond, and he frequently represents himself.” In summarizing the background of the case, the court stated in part, “[a] few years ago, Hammann developed a business model of approaching struggling biotechnology or biopharmaceutical companies to propose reforms and a consulting arrangement for himself. Should the company decline Hammann’s modest proposal, he floats the prospect of running a proxy contest.” The Board believes that service by Mr. Hammann or the other Hammann Nominees as directors of the Company is NOT in the best interests of the Company or its stockholders.

The Board recommends a vote “FOR” the election of each of the director nominees recommended by the Board and named in this Proxy Statement and on the WHITE universal proxy card, and strongly urges you NOT to sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann. If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you have every right to change your vote, and we strongly urge you to revoke that proxy and vote your shares “FOR” your Board’s nominees and on the other matters to be considered at the Meeting by completing, signing, dating and promptly returning the WHITE universal proxy card in the postage-paid return envelope. Only your latest dated proxy will be counted.

Q.             Is the Company using a universal proxy card in connection with voting at the Meeting?

Yes. The SEC adopted Rule 14a-19 under the Exchange Act, commonly referred to as the “universal proxy rules,” requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. This means that all of the Company’s nominees and any dissident nominees will be listed on each proxy card that is sent to stockholders in connection with a contested meeting. Stockholders may vote for nominees from either or both of the Company’s slate and the dissident slate, but in any event may not vote for more nominees than there are seats available to be filled.

Because Mr. Hammann has provided notice of his intent to nominate the Hammann Nominees for election to the Board at the Meeting, this year’s director elections are considered contested, and a universal proxy card will be used. Even though we are required to include the Hammann Nominees on our WHITE universal proxy card, it does not mean that we recommend voting for them. The Board does NOT endorse any of the Hammann Nominees, and the presence of their names on the WHITE universal proxy card is NOT an approval of their character, suitability and other qualifications.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” OUR BOARD’S NOMINEES NAMED IN THIS
PROXY STATEMENT AND LISTED ON THE WHITE UNIVERSAL PROXY CARD. The Board strongly urges you to discard and NOT to sign or return any proxy card sent to you by, or on behalf of, Mr. Hammann.

Q.             How many nominees can be elected as directors at the Meeting?

Only five nominees can be elected to the Board at the Meeting.

Q.             Could other matters be decided at the Meeting?

The Board does not intend to present any business at the Meeting other than the Company proposals described in this Proxy Statement. Mr. Hammann has notified the Company that he intends to present the Hammann Proposals described above and elsewhere in this Proxy Statement for action at the Meeting.

Our Board is not aware of any matters that are expected to come before the Meeting other than those described in this Proxy Statement. If any other matter is presented at the Meeting upon which a vote may be properly taken, shares represented by all WHITE universal proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the WHITE universal proxy card in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act.

Q.             What should I do if I receive proxy materials from Mr. Hammann?

You may receive a proxy statement, proxy card and other solicitation materials from, or on behalf of, Mr. Hammann. The Board recommends that you disregard them. Since Mr. Hammann has the option to choose which of our stockholders will receive his proxy solicitation materials, you may or may not receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann, the Hammann Nominees or the Hammann Proposals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make. We strongly encourage you to use the WHITE universal proxy card to vote your shares, regardless of how you intend to vote.

If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you have every right to change your vote. We strongly urge you to revoke that proxy and vote your shares for your Board’s nominees and on the other matters to be considered on at the Meeting by (i) following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card, (ii) submitting written notice of the revocation to our Corporate Secretary or (iii) attending the Meeting and voting your shares online. Only your latest dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Meeting as described in the accompanying Proxy Statement.

Voting on a proxy card sent to you by, or on behalf of, Mr. Hammann—even to withhold with respect to any of the Hammann Nominees or vote against the Hammann Proposals—is not the same as voting for the Board’s nominees on the WHITE universal proxy card because a vote to withhold with respect to any of the Hammann Nominees or a vote against the Hammann Proposals on Mr. Hammann’s proxy card will revoke any WHITE universal proxy card or voting instruction form you may have previously submitted. For example, this means that if you have submitted a validly executed proxy on the Company’s WHITE universal proxy card voting “FOR” the Board’s nominees but later submit a validly executed proxy on Mr. Hammann’s proxy card withholding your votes from the Hammann Nominees or against the Hammann Proposals, your prior vote in favor of the nominees recommended by the Board on the WHITE universal proxy card will not be counted.

Q.             Why did I receive more than one proxy statement or proxy card?

We may conduct multiple mailings before the Meeting to ensure stockholders have our latest proxy information and materials to vote. We may send you a new WHITE universal proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE universal proxy card you receive. The latest dated proxy you submit will be counted. IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD SUBMIT ONLY THE WHITE UNIVERSAL PROXY CARD.

Also, you will receive multiple proxy cards or voting instruction forms if you hold your shares of the Common Stock in different ways (e.g., different names, trusts, custodial accounts, joint tenancy) or in multiple accounts. If you receive more than one WHITE universal proxy card, your shares may be registered in more than one name or in different accounts. It is important that you complete, sign, date and return each WHITE universal proxy card you receive or vote by using the Internet as described in the instructions included herein and on your WHITE universal proxy card(s).

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you should receive a voting instruction form directly from your broker, bank or other nominee.

Q.             If I want to vote for one or more of the Hammann Nominees or Hammann Proposals, can I use the WHITE universal proxy card?

Yes, if you would like to elect one or more of the Hammann Nominees or vote for one or more of the Hammann Proposals, then we strongly recommend that you use the Company’s WHITE universal proxy card to do so.

Q.             What happens if Mr. Hammann withdraws or abandons his solicitation or fails to comply with the universal proxy rules and I have already granted proxy authority in favor of Mr. Hammann? What happens if Mr. Hammann fails to properly present his proposals at the Meeting and I have already granted proxy authority in favor of Mr. Hammann?

Stockholders are encouraged to submit their votes on the WHITE universal proxy card. If Mr. Hammann withdraws or abandons his solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still complete, sign, date and promptly return a later submitted WHITE universal proxy card. If Mr. Hammann withdraws or abandons his solicitation or fails to comply with the universal proxy rules, any vote cast in favor of the Hammann Nominees will be disregarded and will not be counted, whether such vote is provided on the Company’s WHITE universal proxy card or Mr. Hammann’s proxy card. Additionally, the Hammann Proposals must be properly brought before the Meeting. If the Hammann Proposals are not properly brought before the Meeting, including if Mr. Hammann fails to deliver a proxy statement and form of proxy to the required percentage of stockholders, the Bylaws provide that the Chairman of the Meeting shall have the authority to declare that the Hammann Proposals were not properly brought before the Meeting. If the Hammann Proposals are not properly brought before the Meeting, any vote cast in favor of the Hammann Proposals will be disregarded and will not be counted, whether such vote is provided on the Company’s WHITE universal proxy card or Mr. Hammann’s proxy card.

Q.             How can stockholders attend the Meeting? Can I attend the Meeting in person?

This year’s Meeting will be completely virtual, and will be conducted via live webcast. You will not be able to attend the Meeting in person. You will be able to participate in the Meeting if you were a stockholder of record as of the close of business on the Record Date or hold a valid legal proxy for the Meeting. To attend the Meeting and/or vote electronically, you will need the control number included on your WHITE universal proxy card, or in the instructions that accompanied your proxy materials.

If you wish to attend the Meeting, you must register in advance no later than [●] [a.m./p.m.] Eastern Standard Time on [●], 2023.

Registering to Attend the Meeting—Stockholders of Record. If you were a stockholder of record as of the close of business on the Record Date, you may register to attend the Meeting by going to [●] no later than [●] [a.m./p.m.] Eastern Standard Time on [●], 2023 and entering the control number provided on your WHITE universal proxy card.

Registering to Attend the Meeting—Beneficial Owners. If you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you will be required to obtain a legal proxy from your broker, bank or other nominee, indicating that you were a beneficial owner of shares as of the Record Date and the number of shares that you beneficially owned at that time. You may register to attend the Meeting by going to [●] no later than [●] [a.m./p.m.] Eastern Standard Time on [●], 2023 and following the instructions on the Meeting website.

After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Meeting. We recommend that stockholders carefully review in advance the procedures needed to gain admission virtually to the Meeting. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Meeting.

Although the Meeting webcast will begin at [●] [a.m./p.m.] Pacific Time on [●], 2023, we encourage you to access the Meeting website prior to the start time to allow ample time to log into the Meeting webcast and test your computer system. Accordingly, we anticipate that the Meeting website will first be accessible to registered stockholders beginning at approximately [●] [a.m./p.m.] Pacific Time on the day of the Meeting. In the event of any technical disruptions that prevent the chairperson of the Meeting from hosting the Meeting within 30 minutes of the date and time set forth above, the Meeting may be adjourned or postponed in the chairperson’s discretion.

Q.             Who is entitled to vote at the virtual Meeting?

Only stockholders of record holding Common Stock as of the close of business on the Record Date are entitled to vote shares held by such stockholders on that date at the Meeting. As of the Record Date, there were [●] shares of the Common Stock outstanding and entitled to vote.

Q.             How many votes do I have?

Each share of our Common Stock that you own entitles you to one vote on each proposal properly brought before the Meeting. Stockholders cannot cumulate votes.

Q.             How do I vote or submit a proxy?

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Meeting. You may also choose either of the methods described below to submit your proxy to vote your shares in advance of the Meeting. Whether or not you plan to attend the Meeting, we urge you to vote by proxy on the Internet as instructed below or complete, sign, date and promptly return the WHITE universal proxy card.

Submit a Proxy by Mail: If you received your Meeting material by mail, you can choose to submit your proxy by completing, signing, dating and promptly returning the WHITE universal proxy card by mail in the postage-paid envelope provided.

Submit a Proxy by Internet: You can choose to submit a proxy by Internet. The website for submitting your proxy by Internet is [●], and it is also listed on the WHITE universal proxy card. Please have your WHITE universal proxy card handy when you go online. Internet voting facilities for stockholders of record will close at [●] [a.m./p.m.] Eastern Standard Time on [●], 2023.

Voting Via the Virtual Annual Meeting Website. To vote during the virtual Meeting, follow the instructions posted at [●].

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If as of the close of business on the Record Date, you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee), the proxy materials should be forwarded to you by that organization, and you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to vote your shares. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. In most cases, you will be able to do this by mail or via the Internet. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on any matters at the Meeting unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. Further, since you are not the stockholder of record, you may not vote your shares virtually at the Meeting, unless you request and obtain a valid legal proxy from your broker, bank or other nominee. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER, BANK OR OTHER NOMINEE.

These Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to submit proxies to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders submitting a proxy via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers that must be borne by the stockholder using such services. Also, please be aware that the Company cannot take responsibility for any access or Internet interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

Submitting a proxy by Internet is available 24 hours a day. Proxies submitted through the Internet must be received by [●] [a.m./p.m.] Eastern Standard Time on [●], 2023.

The Company has retained Saratoga Proxy Consulting, LLC (“Saratoga”), a proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support. If you have any questions or need assistance voting your shares of Common Stock, please contact Saratoga, our proxy solicitor, by calling (212) 257-1311 or toll free at (888) 368-0379 or by email at info@saratogaproxy.com.

Q.             What happens if I do not specify how I want my shares voted? What are “broker non-votes” and will there be any broker non-votes at the Meeting? What is discretionary voting?

If you are a stockholder of record and you sign and return a WHITE universal proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares as recommended by the Board, as follows: (i) “FOR” the election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi as directors of the Company; (ii) “FOR” the amendments to our 2020 Equity Incentive Plan as described in this Proxy Statement; (iii) “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) “FOR” the ratification of the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2023; and (v) “AGAINST” the Hammann Proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” and do not provide voting instructions to your broker, bank or other nominee, then your shares will not be voted at the Meeting on any proposal with respect to which your broker does not have discretionary authority. If you are a beneficial owner of shares held in “street name” and you do not give instructions to your broker, bank or other nominee, it may vote on matters that are considered to be “routine” under applicable regional and national exchange rules (the “Broker Rules”) but will not be permitted to vote your shares with respect to “non-routine” items.

To the extent that Mr. Hammann provides proxy materials to a broker, bank or other nominee (in addition to the Company’s proxy materials), none of the matters to be considered at the Meeting will be considered “routine” under the Broker Rules; therefore, if you do not provide voting instructions to your broker, bank or other nominee holding shares for you, your broker, bank, or other nominee will not have authority to vote your shares on Proposals 1, 2, 3, 4, 5, 6, 7, 8 or 9. Further, “broker non-votes” will not be counted for purposes of determining whether a quorum exists at the Meeting. Therefore, if you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted.

However, for brokers, banks or other nominees that receive proxy materials only from the Company, the broker, bank or other nominee will be entitled to vote shares held for a beneficial owner on routine matters, such as Proposal 4, without instructions from the beneficial owner of those shares. In that event, the broker, bank or other nominee is not entitled to vote the shares on non-routine items. Accordingly, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker, bank or other nominee, it may exercise discretion to vote your shares on Proposal 4, even in the absence of your instruction. If your shares are voted on Proposal 4, as directed by your broker, your shares will constitute “broker non-votes” on each of the “non-routine” proposals (i.e., Proposals 1, 2, 3, 5, 6, 7, 8 and 9). In the event your broker, bank or other nominee receives proxy materials only from the Company, “broker non-votes” will be counted for purposes of determining whether a quorum exists at the Meeting.

Q.             Can I change my vote after submitting my proxy?

Yes. You can change your vote or revoke your proxy at any time before the final vote at the Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	Following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet. Your Internet vote must be received by [●] [a.m./p.m.] Eastern Standard Time on [●], 2023, to be counted.
•	Following the instructions provided on the WHITE universal proxy card to complete, sign, date and promptly return a later dated WHITE universal proxy card. Your proxy card must be received by [●] [a.m./p.m.] Eastern Standard Time on [●], 2023, to be counted.
•	You may send a timely executed written notice that you are revoking your proxy to our Corporate Secretary at 11622 El Camino Real, Suite 100, San Diego, California 92130.
•	You may attend the Meeting and vote online. Simply attending the Meeting without voting will not, by itself, revoke your proxy.

Your latest dated proxy card or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. In most cases, you will be able to do this by mail or via the Internet.

If you have previously submitted a vote for the Hammann Nominees or one or more of the Hammann Proposals on the proxy card sent to you by, or on behalf of, Mr. Hammann, you have every right to change your vote, and we strongly urge you to revoke that proxy and vote your shares “FOR” your Board’s nominees and “AGAINST” the Hammann Nominees and Hammann Proposals by following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card. Only your latest dated proxy will be counted.

Voting on a proxy card or voting instruction form sent to you by, or on behalf of, Mr. Hammann—even just to withhold with respect to any of the Hammann Nominees or the Hammann Proposals—is not the same as voting for your Board’s nominees on the WHITE universal proxy card or voting instruction form because a vote to withhold with respect to any of the Hammann Nominees or the Hammann Proposals on Mr. Hammann’s proxy card or voting instruction form will revoke any WHITE universal proxy card or voting instruction form you may have previously submitted.

Q.             Do I have appraisal or dissenters’ rights?

None of applicable Delaware law, the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), or the Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to demand appraisal and obtain payment for your shares in connection with such proposals.

Q.             What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote on one or more matters to be presented at the Meeting, and the holders of at least one-third of all issued and outstanding shares of Common Stock entitled to vote as of the Record Date will constitute a quorum. On the Record Date, there were [●] shares of Common Stock outstanding having a total of an aggregate of [●] votes. Thus, the presence of the holders of Common Stock holding at least [●] votes will be required to establish a quorum. The effect of “broker non-votes” for purposes of determining whether a quorum exists at the Meeting is discussed in the section titled “What happens if I do not specify how I want my shares voted? What are ‘broker non-votes’ and will there be any ‘broker non-votes’ at the Meeting? What is discretionary voting?”

Q.             What happens if the Meeting is adjourned or postponed?

If the Meeting is adjourned or postponed, your proxy will remain valid and may be voted when the Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Q.             What vote is required to approve each item?

The following table summarizes the vote required to approve each proposal and the effect of withhold votes, abstentions and “broker non-votes” on each such proposal.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Votes Withheld or Abstentions	Effect of “Broker Non-Votes”
1	The election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi as directors of the Company	Directors shall be elected by a plurality of the votes properly cast; therefore, the five nominees receiving the most “FOR” votes will be elected as directors.	“Withhold” votes will not be counted as votes cast and will have no effect on the outcome of the election of directors. Abstentions are not applicable.	“Broker non-votes” will not be counted as votes cast and will have no effect on the outcome of the election of directors.
2	Amendments to 2020 Equity Incentive Plan as described in the Proxy Statement	Proposal 2 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively.	Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal.	“Broker non-votes” will not be counted as votes cast and will have no effect on the outcome of this proposal.
3.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	Proposal 3 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively.	Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal.	“Broker non-votes” will not be counted as votes cast and will have no effect on the outcome of this proposal.
4.	Ratification of the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2023	Proposal 4 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively.	Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal.	“Broker non-votes” will not be counted as votes cast and will have no effect on the outcome of this proposal.
5.	Vote on a non-binding advisory proposal submitted by Mr. Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies to prohibit voting agreements connected to the issuance of new shares, except if the issuance is structured solely to obtain a quorum	Proposal 5 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively.	Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal.	“Broker non-votes” will not be counted as votes cast and will have no effect on the outcome of this proposal.
6.	Vote on a non-binding advisory proposal submitted by Mr. Hammann, requesting that the Board approve any necessary amendments to the Company’s governing documents and policies so that only one vote per share issued is permitted, except if the issuance is structured solely to obtain a quorum	Proposal 6 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively.	Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal.	“Broker non-votes” will not be counted as votes cast and will have no effect on the outcome of this proposal.
7.	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that stockholder approval is required to establish or materially amend management incentive plans	Proposal 7 requires the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.	Abstentions will have the same effect as a vote against the proposal.	“Broker non-votes” will have the same effect as a vote against the proposal.
8.	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that directors in uncontested elections who fail to obtain a majority of the votes in favor of their election be removed from the Board	Proposal 8 requires the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.	Abstentions will have the same effect as a vote against the proposal.	“Broker non-votes” will have the same effect as a vote against the proposal.
9.	Vote on a binding stockholder amendment to the Bylaws submitted by Mr. Hammann, amending the Bylaws so that the Company’s stockholder notice provisions mirror federal annual meeting notice provisions	Proposal 9 requires the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.	Abstentions will have the same effect as a vote against the proposal.	“Broker non-votes” will have the same effect as a vote against the proposal.

The Board strongly recommends that you vote on the enclosed WHITE universal proxy card “FOR” the election of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi as directors of the Company; “FOR” the amendments to our 2020 Equity Incentive Plan as described in this Proxy Statement; “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; “FOR” the ratification of the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2023; and “AGAINST” the Hammann Proposals.

Q.             What happens if I return a WHITE universal proxy card but give voting instructions for more than five nominees? What happens if I return a WHITE universal proxy card but give instructions for fewer than five nominees?

An “over-vote” occurs when a stockholder submits more votes “FOR” director nominees than there are Board seats up for election. To the extent an over-vote (i.e., voting “FOR” with respect to more than five nominees on Proposal 1) occurs on a record holder’s WHITE universal proxy card and it is not corrected, all of such record holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted. In addition, depending on the broker, bank or other nominee through which you hold your shares, your votes on all other proposals before the Meeting may also be invalid and not counted. An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than five nominees on Proposal 1) occurs on any stockholder’s WHITE universal proxy card, your shares will only be voted “FOR” those nominees you have so marked and “WITHHOLD” for the other nominees. If you are a stockholder of record and you sign and return a WHITE universal proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares as recommended by the Board. We encourage you to vote by Internet to avoid an “over-vote” or an “under-vote.”

Q.             Who is soliciting proxies for the Meeting? Who is paying for this proxy solicitation?

Our Board is soliciting your proxy to vote your shares on all matters scheduled to come before the Meeting, whether or not you attend the Meeting. Proxies will be solicited on behalf of the Board by our directors, director nominees and certain executive officers and other employees of the Company. Under applicable SEC rules and regulations, such persons are “Participants” with respect to the Company’s solicitation of proxies in connection with the Meeting. For more information on the Participants in the Board’s solicitation, please refer to the section titled “Information Concerning Participants in the Company’s Solicitation of Proxies” in Annex A to this Proxy Statement. Other than the persons described in Annex A, no general class of our employees will be employed to solicit proxies. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of our solicitation of proxies. Directors and employees will not be paid any additional compensation for soliciting proxies.

The costs and expenses of the Board’s soliciting of proxies, including the preparation, assembly and mailing of this Proxy Statement, the WHITE universal proxy card, the Notice of the Annual Meeting of Stockholders and any additional information furnished to stockholders will be borne by the Company. Solicitation of proxies may be in person, by telephone, facsimile, electronic mail or personal solicitation by our directors, executive officers or employees. You may also be solicited by press releases issued by us, postings on our website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Additionally, the Company has retained Saratoga, a proxy solicitation firm, which may solicit proxies on the Board’s behalf, for a fee of up to approximately $[●] plus reimbursement of expenses. We may incur additional fees if we request additional services. It is anticipated that Saratoga will employ approximately [●] persons to assist in our proxy solicitation.

We will request brokers, banks or other nominees in whose names shares of Common Stock are registered to furnish to the beneficial holders this Proxy Statement and the WHITE universal proxy card, and any other materials related to the Meeting, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and, upon request, we will reimburse such brokers, banks, or other nominees for their out-of-pocket and reasonable expenses in connection therewith. Our aggregate expenses in connection with, or in furtherance of, our solicitation of proxies, including legal fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation, but excluding (i) costs normally expended for a solicitation for an election of directors in the absence of a proxy contest and (ii) costs represented by salaries and wages of Company employees and officers, are expected to be approximately $[●], of which $[●] has been incurred as of the date of this Proxy Statement.

Q.             How can I find out the results of the voting at the Meeting?

The final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q.             Whom should I contact if I have questions?

Saratoga is assisting us with our effort to solicit proxies. If you have additional questions about the election directors, this Proxy Statement or the Meeting, or if you need assistance voting your shares, please contact Saratoga by calling (212) 257-1311 or toll free at (888) 368-0379 or by email at info@saratogaproxy.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

Information Regarding Proposal 1

The Board has nominated each of Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi, for election as a director, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified or until such person’s earlier death, removal or resignation. All of the nominees are currently members of our Board. Each of the nominees named below has consented to (i) serve as a nominee, (ii) serve as a director if elected, and (iii) being named as a nominee in any proxy statement. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director (subject to a director’s right to resign at any time).

Pursuant to the Bylaws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board. The Board has fixed the number of directors at five members. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our Board.

As described previously, Mr. Hammann has notified the Company of his intent to propose the Hammann Nominees to stand for election to the Board, in opposition to the five nominees recommended by your Board. Your Board does NOT endorse the Hammann Nominees and unanimously recommends that you vote “FOR” your Board’s nominees on the WHITE universal proxy card. The presence of the Hammann Nominees on the WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability and other qualifications of the Hammann Nominees. You should refer to Mr. Hammann’s proxy statement for the names, backgrounds, qualifications and other information concerning the Hammann Nominees. Mr. Hammann’s proxy statement and any other relevant documents can be accessed without cost at the SEC’s website, http://www.sec.gov. We are not responsible for the accuracy of any information provided by, or relating to, Mr. Hammann, the Hammann Nominees or the Hammann Proposals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hammann or any other statements that Mr. Hammann or his representatives have made or may otherwise make.

The Board strongly urges you to discard and NOT to vote using any proxy card that may be sent to you by, or on behalf of, Mr. Hammann. If you have previously submitted a proxy card sent to you by, or on behalf of, Mr. Hammann, you have every right to change your vote, and we strongly urge you to revoke that proxy by following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card. Only your latest dated proxy will be counted.

We believe that the director nominees proposed by our Board, with their breadth of relevant and diverse experience, are the most qualified nominees for election at the Meeting. Furthermore, our Board believes that the director nominees recommended and proposed by our Board would serve the interests of all of the Company’s stockholders better than the nominees proposed by one stockholder who owns a very small number of shares of Common Stock. If you have any questions or require any assistance with voting your shares, please contact Saratoga, our proxy solicitor assisting us in connection with the Meeting, by calling (212) 257-1311 or toll free at (888) 368-0379 or by email at info@saratogaproxy.com.

Required Vote

Assuming quorum is present, directors are elected by a plurality of the votes properly cast. As a result, the five nominees who receive the highest number of votes at the Meeting will be elected. “Withhold” votes and “broker non-votes” will not be counted as votes cast and will have no effect on the outcome of the election of directors.

Recommendation of the Board

FOR PROPOSAL 1, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF Howard C. Birndorf, Meera J. Desai, Vickie S. Reed, Ebrahim Versi and Jannine Versi as directors of the Company.

Information Regarding the Directors

Certain information with respect to the directors and nominees is set forth below as of the Record Date.

HOWARD C. BIRNDORF	INDEPENDENT
Age: 73 Director Since: 2019 Committees: Audit Compensation (Chair) Nominating and Governance

Experience:

Mr. Birndorf became a director in August 2019. Since at least 2016 he has been an investor, and since 2018 he has served as a business development consultant with Vision Clinical Research, LLC, a contract research organization service provider in the in vitro diagnostic, medical device and pharmaceutical industries. Mr. Birndorf co-founded the monoclonal antibody company Hybritech in 1978, which was subsequently acquired by Eli Lilly & Co. in 1986. He has founded or co-founded a number of other companies including Gen Probe Incorporated, which was a life sciences company that merged with Hologic, Inc. in 2012, IDEC Pharmaceuticals Corporation, which was a biotechnology company that merged with Biogen in 2003 to form Biogen-Idec Inc., which changed its named to Biogen Inc. in 2015, and Ligand Pharmaceuticals Incorporated, a biopharmaceutical company. Mr. Birndorf was also involved in the formation of Gensia (Sicor), and was a director of Neurocrine Biosciences, a biopharmaceutical company, from 1992 to 1997. He was the founder and co-chair of the Coalition for 21st Century Medicine and was a co-founder, Chairman, from 1993 to 2009, and Chief Executive Officer, from 1993 to 2001, of Nanogen, Inc., which was a diagnostics products provider. Mr. Birndorf received his B.A. in Biology from Oakland University, an M.S. in Biochemistry from Wayne State University, and received honorary Doctor of Science degrees from Oakland University and Wayne State University. We believe that Mr. Birndorf is qualified to serve on the Board because of his extensive experience in the biopharmaceutical industry, leadership, business and scientific knowledge of the life science and pharmaceutical industries, including his service as a director and an executive officer of private and public biotechnology companies.

MEERA J. DESAI, Ph.D., NACD.DC.	INDEPENDENT
Age: 45 Director Since: 2021 Committees: Audit Compensation Nominating and Governance (Chair)

Experience:

Dr. Desai became a director in October 2021. Dr. Desai is the founder and managing partner since August 2018 of Silicon Valley based Karana Biotech, LLC, a boutique advisory firm focused on guiding pharmaceutical and biotech clients through complex international licensing, commercialization, and other strategic transactions. She currently also serves on the Board of Directors for Nielsen BioSciences, Inc., a privately-held San Diego-based biopharmaceutical company. She has over 15 years of pharmaceutical industry in drug development and commercialization of products in multiple therapeutic areas, as well as corporate development experience regarding a variety of transactions and relationships. From May 2014 to August 2018, she held positions of increasing responsibility at AcelRx Pharmaceuticals, Inc., a public specialty pharmaceutical company, including Senior Director, Corporate Development. Prior to that time, she held positions of increasing responsibility at Novartis Pharmaceuticals Corporation, an affiliate of Novartis AG, including Associate Director, Pharmaceutical Development, and has also held responsible program manager positions at Nektar Therapeutics, a biopharmaceutical company, and ALZA Corporation, which was a pharmaceutical and medical systems company that was acquired by Johnson & Johnson in 2001. Dr. Desai holds a Bachelor of Arts degree in chemistry from Drew University, a Doctorate in Analytical Chemistry from Iowa State University, and has completed her Directorship Certification through the National Association of Corporate Directors (NACD.DC). We believe that Dr. Desai is qualified to serve on the Board because of her extensive experience as an employee and consultant in the pharmaceutical, medical device and healthcare industries including extensive business and corporate development experience negotiating and executing licensing transactions, managing complex alliances and supporting the fundraising, financing, and investor relations efforts for biotechnology companies.

VICKIE S. REED	INDEPENDENT
Age: 61 Director Since: 2022 Committees: Audit (Chair) Compensation Nominating and Governance

Experience:

Ms. Reed was appointed to serve as a member of the Board in May 2022. Ms. Reed is a retired healthcare executive with over 25 years of experience in operating and governance roles. Ms. Reed served as the principal financial officer at Mirati Therapeutics, Inc. from November 2021 until May 2022, as Senior Vice President, Finance and Chief Accounting Officer from January 2020 to July 2022, Vice President of Finance from December 2016 to January 2020, and Senior Director and Corporate Controller from October 2013 to December 2016, of Mirati Therapeutics, Inc. She retired in July 2022. Since 2021, she is also a member of the board of directors of Evoke Pharma, Inc., a public pharmaceuticals company. Previously, she served as Senior Director, Finance and Controller at Zogenix, Inc., a public biotechnology company in San Diego and Emeryville, California, and held corporate accounting positions at Amylin Pharmaceuticals, Inc., a public biotechnology company acquired by Bristol Myers Squibb in 2012. Prior to joining Amylin Pharmaceuticals, Inc., Ms. Reed held financial leadership roles at several biotechnology and telecommunications companies. Ms. Reed began her career with Price Waterhouse, now PricewaterhouseCoopers, in Denver, Colorado. She is a Certified Public Accountant (inactive) in the State of Colorado and received a B.S. in Accounting from University of Colorado, Denver. We believe that Ms. Reed is qualified to serve on the Board because of her finance and accounting experience, including as the chief accounting officer of a publicly-traded biotech company, which brings to our Board and the committees of our Board valuable financial skills and expertise, and significant executive management experience and leadership skills, as well as an understanding of corporate governance principles.

EBRAHIM VERSI, M.D., Ph.D.	MANAGEMENT
Age: 70 Director Since: 2023 Committees: None

Experience:

Dr. Ebrahim “Eboo” Versi was appointed as a director, Chairman of the Board and Chief Executive Officer of the Company in May 2023 in connection with the closing of the merger transaction (the “Merger”) between the Company and the corporation formerly named DMK Pharmaceuticals Corporation (“Old DMK”). He has over 40 combined years of experience as a physician, practicing surgeon, academic, teacher, pharmaceutical executive, entrepreneur, investor, and senior executive. Dr. Versi has spent more than 20 years in the pharmaceutical and medical device industry, holding positions with both large and small pharmaceutical companies. During his career in the industry, Dr. Versi has been the inventor of several patents and the recipient of several NIH grants and has helped develop drugs and devices for a variety of indications including, but not limited to, the following FDA approved products: Cymbalta®, Ditropan®, Detrol®, FemAssist®, Myrbetriq®, Sanctura®, Testim®, Vesicare® and Xiaflex®. Dr. Versi founded Old DMK in June 2016, serving as a member of the board of directors and became its chief executive officer in 2017. Dr. Versi founded Versi Group LLC in July 2005 and has served as its president since its inception. Versi Group LLC was responsible for filing, prosecuting and maintaining a variety of patents related to drug development and methods of delivery for various disease states including neuroscience, urology, and cardiology. From January 2021 to November 2022, Dr. Versi served as chairman of Dina Pharma Inc, a clinical-stage biopharmaceutical company. From April 2016 to December 2022, Dr. Versi served as chairman of Opus Therapeutics Inc., a company focused on developing drugs for urological disorders. Dr. Versi served as Consultant Chief Medical Officer from 2013 to 2014 for Taris Biomedical, Inc., a company developing a device for delivery of lidocaine to the bladder. From 2007 to 2009 Dr. Versi served as the Chief Medical Officer of Mt. Cook Pharma Inc., a company developing drugs for urology, analgesia, Parkinson’s Disease, and depression. From 2009 to 2011 Dr. Versi served as Vice President, Head of Drug Safety and Medical Affairs at Auxilium Pharmaceuticals Inc., a public biopharmaceutical company. From 2006 to 2007, Dr. Versi served as Senior Vice President of development of Plethora Solutions Holdings PLC (AIM:PLC), a urology company with development drug products and devices. From 2004 to 2005, Dr. Versi served as senior vice president of Odyssey Pharmaceuticals, a subsidiary of Pliva d.d., now a Teva company, where he was developing and marketing prescription drugs for a variety of medical conditions. From 2003 to 2004, Dr. Versi served as vice president of medical affairs of Yamanouchi Pharma America (now Astellas Pharma US, Inc.), a major Japanese pharmaceutical company with a focus on urological products. From 1999 to 2003, Dr. Versi served as Director of Urology and Women’s Health for Pharmacia (which merged with Pfizer), where he worked on raising awareness of bladder problems by changing the focus from urinary incontinence to overactive bladder (OAB). From 1997 to 1999, Dr. Versi served as consulting medical director for Eli Lilly and Company. Following medical school, Dr. Versi completed a residency and fellowship at Kings College Hospital and served as a Senior Registrar at the Royal London Hospital. He was then a Senior Lecturer and Consultant (Attending) at St. Thomas’ & Guys Hospitals before moving to the U.S. to accept an academic position as Associate Professor at Harvard Medical School which he held from 1993 to 1999. Dr. Versi received a BA, MA and DPhil (Ph.D.) in 1978 from Oxford University in the United Kingdom before obtaining his MB BChir (MD) degree from Cambridge University in 1980. We believe that Dr. Versi is qualified to serve on the Board because of his executive experience, including his experience in senior management positions at several companies in the life science industry, his extensive knowledge of the markets in which we compete and intend to compete, his extensive medical and scientific knowledge, and his deep knowledge of the Company’s products and product candidates.

JANNINE C. A. VERSI
Age: 37 Director Since: 2023 Committees: None

Experience:

Ms. Versi became a director of the Company in May 2023 in connection with the closing of the Company’s Merger transaction with Old DMK. In July 2019, Ms. Versi co-founded Elektra Health, a privately-held healthcare technology company focused on women’s health, and menopause in particular. Since, July 2017, Ms. Versi has served as the chief operating officer of Elektra Health. Prior to Elektra Health, Ms. Versi was on the founding team and served as vice president of clinical programs and partnerships at Cityblock Health, a healthcare technology company, from December 2017 to March 2019. From 2014 to 2016, Ms. Versi served as Chief of Staff to the Under Secretary of Commerce for International Trade in the U.S. Department of Commerce as part of the Obama administration. Ms. Versi worked at Google from 2009 to 2012, reporting to Google’s global marketing leadership in California and in the United Kingdom. Ms. Versi graduated magna cum laude from the University of Pennsylvania in 2007 and received an M.B.A. from Harvard Business School in 2014. From 2007 to 2008, Ms. Versi was a Fulbright Scholar conducting economic research in India. In 2021, Ms. Versi was a recipient of Harvard Business School’s Blavatnik Fellowship in Life Science Entrepreneurship. We believe that Ms. Versi is qualified to serve on the Board because of her experience in the healthcare industry, business and marketing.

The Agreement and Plan of Merger and Reorganization, dated as of February 24, 2023 (the “Merger Agreement”), entered into by the Company and Old DMK, among other parties, provided that immediately after the effective time of the Merger, the Board would consist of five directors, two of which were designated by Old DMK, Dr. Versi and Jannine Versi, and three of which were designated by the Company, Mr. Birndorf, Dr. Desai and Ms. Reed, with Dr. Versi to serve as Chairman of the Board, and such appointments were a closing condition to the consummation of the Merger transaction.

Experience of Directors

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Many of the current directors have executive experience at public companies, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Further, our directors also have other experience that makes them valuable members and provides insight into issues relevant to the Company, such as prior experience with corporate governance, public accounting, audit, corporate finance, licensing transactions and mergers and acquisitions.

Independence of Directors

The Board has reviewed its composition, the composition of its committees and the independence of its directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of our current directors, other than Dr. Versi, who is an executive officer of the Company, and Ms. Versi, who is Dr. Versi’s daughter, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of such directors and the director nominees is “independent” as that term is defined under the rules of Nasdaq. The Board has also determined that Dr. Desai, Mr. Birndorf, and Ms. Reed satisfy the independence standards for committee members established by the applicable SEC rules and the listing standards of Nasdaq. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Diversity Matrix

The following matrix discloses, as of August 31, 2023, the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606.

Board Size:
Total Number of Directors	5
Gender:	Male	Female	Non-binary	Did Not Disclose Gender
Total Number of Directors	2	3	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	1	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Meetings of Our Board

Our Board met 20 times during 2022, and also conducted business by written consent. Each person who was a director during 2022, attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served that were held during the time that such person served as a director during 2022. Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.

Attendance at Annual Meeting

Although we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. All of the persons who were directors at the time of last year’s annual meeting of stockholders attended last year’s meeting, other than Mr. Birndorf and Richard C. Williams.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The Board does not currently have a policy, one way or the other, with respect to whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. As contemplated by the Merger Agreement with Old DMK, Dr. Versi, our Chief Executive Officer and a director, serves as Chairman of the Board. Ms. Reed serves as Lead Independent Director. In addition to Dr. Versi serving as Chairman of the Board pursuant to the provisions of the Merger Agreement, the Board believes that Dr. Versi’s service as Chairman of the Board is appropriate because he possesses detailed and in-depth knowledge of our business, products, and product candidates, and the opportunities and challenges facing us and is therefore best positioned to develop agendas intended to ensure that the Board’s time and attention are focused on the most critical matters. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer, working together with the Lead Independent Director, facilitates information flow between management and the Board. The Board believes that having one person serve as Chairman and CEO can provide synergies and efficiencies that enhance the functioning of the Board and allow it to effectively execute its role in overseeing business strategy. The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, in consultation with the Lead Independent Director as necessary or appropriate. Our Lead Independent Director chairs the executive sessions of our Board meetings, provides feedback to the CEO, and works with the CEO and Chairman of the Board to set agendas for Board meetings. The Lead Independent Director also (i) has authority to call meetings of the independent directors, (ii) presides at all meetings of the Board at which the Chairman of the Board is not present and presides at meetings or executive sessions of the independent directors, (iii) serves as a liaison between the Chairman of the Board, the independent directors, the CEO and senior management and (iv) has such other duties and responsibilities as may be assigned by the Board from time to time. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company. We are exposed to a number of risks, including financial risks, strategic and operational risks, risks relating to our development and commercialization activities, risks relating to health emergencies, and risks relating to regulatory and legal compliance. The Board will regularly discuss with management our major risk exposures and the steps management has taken to monitor and control such exposures. The Board is currently comprised of five directors, three of whom are independent. The Board has three standing committees with separate chairs - the Audit, Compensation, and Nominating and Governance Committees. All of the members of each committee are independent directors. Through our Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. Each of our Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee periodically reviews enterprise risks with the goal of ensuring that our compensation programs do not encourage excessive risk-taking, our Nominating and Governance Committee assesses risks related to governance issues, and our Audit Committee monitors and assesses financial risk and internal controls and assists the Board in overseeing legal requirements.

Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, and legal and regulatory compliance. Our Audit Committee also serves as the contact point for employees to report corporate compliance issues. Our Audit Committee regularly reviews with our Board, as appropriate, issues that arise in connection with such topics. Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and reviews options for their mitigation.

Committees of the Board

The Board has the following three committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee. Ms. Reed is Chair of the Audit Committee; Mr. Birndorf is Chair of the Compensation Committee; and Dr. Desai is Chair of the Nominating and Governance Committee. Copies of the charter of each committee are available on our website at http://www.dmkpharmaceuticals.com.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee assists the full Board in its general oversight of our compliance with legal and regulatory requirements, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Subject to the charter, the responsibilities of the Audit Committee also include reviewing and monitoring the integrity of our accounting practices, internal control systems, financial reporting processes and our financial statements and related disclosures in our filings with the SEC, monitoring the independence and performance of our independent auditor, providing an avenue of communication among the independent auditor, our management and our Board, and reviewing policies with respect to risk assessment and risk management. The Audit Committee meets with management periodically to consider the adequacy of our internal controls and our financial reporting. The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from the Company. Meetings are held with participation from the independent registered public accounting firm. The independent registered public accounting firm is given unrestricted access to the Audit Committee. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties. The Audit Committee also reviews and approves related party transactions. The current members of the Audit Committee are Howard C. Birndorf, Meera J. Desai and Vickie S. Reed (Chair). The Board has determined that each current member of the Audit Committee is “independent” as defined by the applicable NASDAQ rules and by the Sarbanes-Oxley Act of 2002 and regulations of the SEC, and that Ms. Reed qualifies as an “audit committee financial expert” as defined in such regulations. The Audit Committee met 12 times during 2022.

Compensation Committee

Principal functions of the Compensation Committee include: (i) reviewing and approving or recommending approval of compensation arrangements and levels of our chief executive officer and our other executive officers; (ii) to the extent the Board delegates such authority to the Compensation Committee, administering our equity incentive plans and agreements; (iii) reviewing and making recommendations to the Board with respect to incentive compensation and equity plans; (iv) reviewing and approving or making recommendations to the Board regarding the corporate goals and objectives relevant to executive compensation and evaluating our executive officers’ performance in light of such goals and objectives; and (v) performing other duties as the Board may from time to time delegate to the Compensation Committee. Subject to provisions of any applicable employment agreements, the Compensation Committee typically reviews base salary levels and total compensation for executive officers at least annually. The Compensation Committee, or the independent directors serving on the Board, makes the final decisions regarding the chief executive officer’s and the other named executive officers’ total direct compensation; to the extent that the chief executive officer or other officer is also a director, such person does not participate in Board determinations concerning his or her compensation. With respect to equity compensation, the Compensation Committee or the Board grants stock options or other equity awards. Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and compensation awards. Our Chief Executive Officer may make recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board or committee decisions regarding any aspect of his own compensation. Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist the Compensation Committee. For example, to the extent permitted by applicable law, stock exchange rules and the provisions of a specific equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other equity awards, and amend the terms of such awards, pursuant to such equity based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company, such power to be limited to the parameters set forth in the applicable resolutions adopted by the Compensation Committee. The Compensation Committee may engage compensation consultants to provide information to the Compensation Committee to assist in making decisions regarding compensation of our officers and directors. The current members of the Compensation Committee are Howard C. Birndorf (Chair), Meera J. Desai and Vickie S. Reed. The Compensation Committee met seven times during 2022.

Nominating and Governance Committee

Subject to its charter, the general functions of the Nominating and Governance Committee are (i) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (ii) to recommend nominees for Board committees; (iii) to recommend corporate governance guidelines applicable to the Company; and (iv) to oversee the evaluation and effectiveness of the Board and its committees. The current members of the Nominating and Governance Committee are Howard C. Birndorf, Meera J. Desai (Chair) and Vickie S. Reed. The Nominating and Governance Committee met three times during 2022.

Director Nomination Procedures

The Nominating and Governance Committee is responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Nominating and Governance Committee will consider candidates timely and properly proposed by stockholders. Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of the Corporate Secretary, DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130, and providing the information required by the Bylaws along with any additional supporting materials the security holder considers appropriate. The Nominating and Governance Committee will review and evaluate information available to it regarding candidates timely and properly proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Nominating and Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. In considering potential new directors, the Nominating and Governance Committee considers a variety of factors, including: (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interests of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the SEC and the NASDAQ listing standards. The Nominating and Governance Committee believes that the qualifications and strengths of an individual in totality, rather than any specific factor, should be primary, with a view to nominating persons for the election to the Board whose backgrounds, integrity, and personal characteristics indicate that they will make a contribution to the Board. The Nominating and Governance Committee is generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the general policy of the Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating and Governance Committee’s criteria for membership on the Board, who the Nominating and Governance Committee believes will continue to make significant contributions to the Board and who consent to stand for reelection. The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director candidates. However, the Nominating and Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director candidates.

Stockholder Communications with the Board

Stockholders may send communications to the Board or individual members of the Board by writing to them, care of DMK Pharmaceuticals Corporation, Attention: Corporate Secretary, at 11622 El Camino Real, Suite 100, San Diego, California 92130. Communications will be forwarded to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

PROPOSAL 2 – APPROVAL OF AMENDMENTS TO THE 2020 EQUITY INCENTIVE PLAN

Our stockholders are being asked to approve amendments to our 2020 Equity Incentive Plan (i) to eliminate the requirement in the 2020 Equity Incentive Plan that no award may be granted, issued or made under the plan until such time as the fair market value of the Common Stock, which is generally the closing sales price of the Common Stock on the principal stock market on which the Common Stock is traded, has been equal to or greater than $210 per share, which figure gives effect to the 1-for-70 reverse stock split of the outstanding shares of our Common Stock effected in May 2023 (the “Reverse Stock Split”) ($3.00 per share before the Reverse Stock Split), subject to proportionate adjustment for stock splits, reverse stock splits, and similar events, for at least ten consecutive trading days (such provision sometimes referred to as the “FMV Limitation”), (ii) to increase the maximum number of shares set forth in Section 3(c) of the 2020 Equity Incentive Plan that may be issued pursuant to the exercise of incentive stock options granted under the Plan to 10,000,000 shares (post-Reverse Stock Split), (iii) to amend Section 9(a) of the 2020 Equity Incentive Plan to clarify its applicability to options granted to non-employee directors under Sections 13(b) and (c) of the 2020 Equity Incentive Plan, and to approve the Plan as amended. We sometimes refer to the current 2020 Equity Incentive Plan, prior to the proposed amendments described in this Proposal 2, as the “Current Plan,” and we refer to the Current Plan as proposed to be amended as the “Plan” or the “2020 Plan.” The Current Plan was approve in 2020. The Board approved the proposed amendments on September 25, 2023, subject to stockholder approval.

Summary of the Company’s Executive Compensation Philosophy

The Compensation Committee of the Board bases its executive compensation decisions on a number of objectives which include aligning management incentives with interests of stockholders, providing competitive compensation, appropriately balancing compensation risk in the context of the Company’s business strategy and meeting evolving compensation governance standards. The philosophy of the Compensation Committee in establishing the Company’s compensation policy for executive officers as well as all other employees is to:

•	align compensation plans with both short-term and long-term goals and objectives of the Company and stockholder interests;
•	attract and retain highly skilled individuals by offering compensation that compares favorably to other employers who are competing for available employees;
•	incentivize employees through a mix of base salary, bonus amounts based on achievement of defined corporate and personal goals and long-term equity awards; and
•	pay for performance by ensuring that an ever-increasing percentage of an individual’s compensation is performance-based as they progress to higher levels within the Company.

Over prior three years, the Compensation Committee has been unable to issue long-term equity awards under the 2020 Plan and, consequently, has been hamstrung without this critical component of the compensation mix. The Company is seeking stockholder approval of an amendment to the 2020 Plan that will permit the grant of stock options, restricted stock unit awards and other awards to employees, directors and consultants, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

A copy of the Plan, as proposed to be amended, is attached hereto as Annex B. In this proposal, we are requesting stockholder approval of the amendments to the Current Plan and the Plan as amended. The amendments to the Current Plan will become effective upon stockholder approval. The Plan, as proposed to amended, contains the following material changes from the Current Plan:

●	Eliminates the requirement in Section 11 of the Current Plan that no award may be granted, issued or made under the Plan until such time as the fair market value of the Common Stock, which is generally the closing sales price of the Common Stock on the principal stock market on which the Common Stock is traded, has been equal to or greater than $3.00 per share ($210 per share giving effect to the Reverse Stock Split) (subject to proportionate adjustment for stock splits, reverse stock splits, and similar events) for at least ten consecutive trading days; and
●	Increases the maximum number of shares set forth in Section 3(c) of the Plan that may be issued pursuant to the exercise of incentive stock options granted under the Plan from 1,142,857 shares to 10,000,000 shares (giving effect to the Reverse Stock Split), plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the Plan pursuant to the second sentence of Section 3(a)(i) or Section 3(b) of the Plan. This does not increase the Plan’s overall Share Reserve (the aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the Plan); it is a separate limit, pursuant to provisions of the Code, on the number of shares that may be issued upon exercise of incentive stock options granted under the Plan.

The Plan, as proposed to be amended, and as described further below, also clarifies the applicability of Section 9(a) of the Plan regarding “Capital Adjustments” to options granted to non-employee directors under Section 13(b) and (c) of the Plan, and reflects the change of the Company’s corporate name that occurred in September 2023.

Unless otherwise indicated below, all share and per share numbers and amounts described in this Proposal 2 reflect the adjustments resulting from the Reverse Stock Split and have been adjusted to give effect to the Reverse Stock Split.

Reasons to Approve the Amendments to the Current Plan

Ability to Attract and Retain Qualified Personnel. The Company believes that approval of this Proposal 2 is critical to its ability to attract and retain highly qualified personnel, remain competitive and implement business strategies designed to increase stockholder value. The Current Plan is a successor to the Company’s 2009 Equity Incentive Plan (the “Prior Plan” or the “2009 Plan”), which terminated in February 2019. Because of the FMV Limitation contained in the Current Plan, the Company has been prevented from granting any options or other equity awards under the Current Plan to employees, consultants or directors since February 2019. The Company believes that its inability to grant options or other equity awards under the Current Plan because of the FMV Limitation has impaired and will in the future continue to materially impair its ability to attract highly qualified new employees and directors and its ability to retain employees and directors.

Equity incentives and the ability to grant stock options and make other equity awards to new employees, existing employees, and directors is an important component of overall compensation programs for companies in the life science industry. We believe that approving the proposed amendments and the Plan is necessary to allow us to attract and retain the services of talented individuals that we believe are essential to our long-term growth and financial success. Because of the FMV Limitation, we have been unable to make equity awards (with the limited exception of certain equity awards to new employees in compliance with a limited exception under Nasdaq’s marketplace listing rules) to employees, directors or consultants. The life sciences industry is highly competitive, and our future success is dependent upon our ability to attract and retain employees with the expertise to enable us to achieve our goals. Currently, the Company is at a competitive disadvantage in terms of retaining or attracting employees because it currently does not have an equity incentive plan available to provide equity incentives to employees, directors and eligible consultants through the grant of new equity awards. We rely significantly on equity incentives to attract and retain key employees, and to attract and retain qualified directors, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for employees. The life sciences and pharmaceuticals industries are highly competitive, and our future success is dependent upon our ability to attract and retain employees with the expertise to enable us to achieve our goals. The Company does not offer retirement plans or deferred compensation plans generally to employees that would require additional cash capital resources to fund. The inability to grant equity awards under the Current Plan to current and new employees because of the FMV Limitation has adversely affected the Company’s ability to retain employees and to attract new highly qualified employees. The Company believes that eliminating the FMV Limitation will help attract and retain the personnel that the Company believes will be needed to strive to increase stockholder value. The approval of the amendments to the Current Plan will allow us to grant stock options and other awards at levels determined appropriate by the Board. We seek to use equity awards to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the Company. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Without approval of the amendments to the Current Plan, we will continue, for an indefinite period of time, to be materially or completely limited in our ability to use equity as a component of compensation to attract or retain key personnel. Because the FMV Limitation is adjusted for proportional adjustments to the pre-Reverse Stock Split $3.00 per share price target in connection with certain events such as stock splits or reverse stock splits, the per share dollar price of the FMV Limitation will continue to be a barrier to the Company’s ability to make equity awards to employees, directors and consultants.

The proposed increase in the maximum number of shares set forth in Section 3(c) of the Plan that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the Plan is intended to give the Company greater flexibility in the future to grant options to employees that are intended to be treated as ISOs rather than nonstatutory stock options (“NSOs”). The proposed amendment does not increase the Share Reserve (as defined below) under the Plan or the total aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the Plan; rather, it only allows a larger number of such stock awards to be granted as ISOs rather than as NSOs.

The proposed amendment to the first sentence of Section 9(a) of the Plan, which provides for proportional adjustments to certain share and per share amounts set forth in the Current Plan upon the occurrence of a “Capital Adjustment,” such as adjustments resulting from stock splits or reverse stock splits, would amend the first sentence of Section 9(a) of the Plan to provide in full as follows: “Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the number of shares subject to options granted pursuant to Sections 13(b) and (c), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.” The intent of the proposed amendment is intended to clarify the applicability of those adjustments to the number of options that the Plan provides will be granted to non-employee directors of the Company pursuant to Sections 13(b) and (c) of the Plan when they first become directors, and annually thereafter. The Plan, as proposed to be amended, also reflects the change of the Company’s corporate name that occurred in September 2023.

Stockholder approval of the amendments and the Plan is necessary in order for us to meet the stockholder approval requirements of The Nasdaq Stock Market that (with certain exceptions) require stockholder approval of equity plans or other equity compensation arrangements or material amendments to such equity plans, to grant incentive stock options under the Plan, and to be able to grant options and other awards to directors, employees and qualified consultants.

If our stockholders fail to approve this Proposal 2, the Current Plan will continue to be in effect in accordance with its existing terms, including the FMV Limitation, which will continue to prevent the Company from making equity awards under the Current Plan until such time, if any, as the FMV Limitation requirement is satisfied.

New Plan Benefits

The amount, if any, of equity compensation that may be awarded to officers, directors, employees and consultants under the Plan following stockholder approval of this proposal is determined from time to time by the administrator of the Plan. As of the date of this Proxy Statement, except as described in this paragraph, there has been no determination by the plan administrator with respect to future awards under the Plan. Accordingly, except as described in this paragraph, we cannot currently determine the total amount of benefits or number of shares subject to equity awards that may be granted in the future to executive officers, directors and employees under the Plan. As described elsewhere in this Proxy Statement under our director compensation policy in the sections titled “Summary of the Plan – Automatic Option Grant Program for Non-Employee Directors” and “Executive Compensation – Compensation of Directors,” under the Plan our non-employee directors are eligible to receive annual automatic equity awards, currently a stock option to purchase 714 shares (giving effect to the Reverse Stock Split) of Common Stock when a person first joins the Board, and a stock option each year to purchase 429 shares of Common Stock. Accordingly, if the amendments to the Plan described in this Proposal 2 are approved, then on the first business day following the Meeting, we intend to make an option grant to our non-employee directors pursuant to the provisions of the Plan to purchase a total of 429 shares of Common Stock.

As of June 30, 2023, 32,457 shares were subject to outstanding stock option awards under the Prior Plan with a weighted average exercise price of $306.44 per share and a weighted average remaining life of 3.0 years, and 7,143 shares were issuable upon the vesting in the future of outstanding restricted stock units granted under the Prior Plan. In connection with the Merger transaction with Old DMK, we assumed outstanding Old DMK stock options under the Old DMK 2016 Stock Plan (the “Old DMK Plan”), which we converted into options to purchase 231,490 shares of our Common Stock at an exercise price of $2.89 per share, and we also assumed the Old DMK Plan, which has a total of 18,005 remaining unallocated shares reserved for issuance, subject to various limitations on who may be granted awards in the future under the assumed Old DMK Plan.

As a result of the FMV Limitation, no awards have been made under the Current Plan, including no awards during the years ended December 31, 2020, 2021, 2022 or 2023 before the date of this Proxy Statement, to our named executive officers, all current executive officers as a group, all persons who served as non-employee directors at any time during fiscal 2022 as a group (a total of four (4) people) and all current non-executive officer employees and consultants as a group. On [●], 2023, the last reported sales price of our Common Stock on Nasdaq was [$_____].

No awards were granted under the Current Plan during the years ended December 31, 2021 and 2022, including no awards to our named executive officers for 2022 and 2021, all current executive officers as a group (two people), all persons who served as non-employee directors at any time during fiscal 2021 or 2022, as a group, and all current non-executive officer employees as a group.

The following table includes information regarding awards outstanding under the Prior Plan and non-plan new employee inducement option grants and the percentage that the number of such awards represent as a percentage of the fully-diluted outstanding shares, in each case as of August 31, 2023.

	Number	As a % of Fully-Diluted Shares Outstanding
2009 Equity Incentive Plan (the “Prior Plan”)
Options outstanding	32,457	*	%
Weighted average exercise price of outstanding options	$306.44
Weighted average remaining term of outstanding options	3.0
Restricted stock units outstanding	7,143	*	%
Non-Plan Inducement Options
Options outstanding	1,857	*	%
*	Less than one percent.

Summary of the Plan

The material features of the Plan are summarized below. Please note that the description of the Plan is qualified in its entirety by reference to the copy of the Plan attached hereto as Annex B.

Stock Awards. The Plan provides for the grant of ISOs, NSOs, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, and other forms of equity compensation, or collectively, stock awards or “Awards.” In addition, the Plan provides for the grant of cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, non-employee directors, and eligible consultants. As of September 15, 2023, we had 11 employees and five directors eligible to receive Awards under the Plan.

Share Reserve. The aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the Plan (the “Share Reserve”) was initially established at 28,571 shares. At June 30, 2023, the Share Reserve was 202,455 shares. The number of shares of Common Stock reserved for issuance automatically increases on January 1 of each calendar year during the term of the Plan, commencing January 1, 2021, by five percent (5.0%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the start of a calendar year for which an increase applies to provide that there will be no increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Under the Plan, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan is equal to 1,142,857 or, as proposed to be amended, 10,000,000 (post-Reverse Stock Split) shares plus, to the extent allowable under Section 422 of the Code, any shares that become available for issuance under the Plan pursuant to the annual increase in the Share Reserve as described above.

If a stock award granted under the Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of Common Stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Plan. In addition, the following types of shares under the Plan may become available for the grant of new stock awards under the Plan: (a) shares that are forfeited to or repurchased by us prior to becoming fully vested; (b) shares subject to stock awards that are settled in cash; (c) shares withheld to satisfy income or employment withholding taxes; (d) shares used to pay the exercise price of an option in a net exercise arrangement; (e) shares tendered to us to pay the exercise price of an option; and (f) shares that are cancelled pursuant to an exchange or repricing program. Shares issued under the Plan may be previously unissued shares or reacquired shares, including shares bought on the open market.

Administration. The Board, or a duly authorized committee thereof, has the authority to administer the Plan. The Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards and (2) determine the number of shares of Common Stock to be subject to such stock awards, subject to overall limitations established by the Board. Subject to the terms of the Plan, the Board or the authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Our compensation committee currently acts as the plan administrator. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under the Plan. Subject to the terms of the Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, adjust or accelerate the vesting of outstanding awards, or take any other action that is treated as a repricing under U.S. generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements approved by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Plan vest at the rate specified by the plan administrator. The plan administrator determines the term of stock options granted under the Plan, up to a maximum of ten years. Under the Plan, the plan administrator determines the vesting of options or other awards upon a holder’s termination of continuous service to the Company (other than for “Cause,” as defined in the Plan), including without Cause or by reason of death or disability. Except as otherwise provided in the applicable option agreement or any other written agreement between an award holder and the Company, under the Plan, if an option holder’s continuous service to the Company or any of its affiliates terminates other than for “Cause,” as defined in the Plan, or as a result of the option holder’s Disability (as defined in the Plan) or death, then an option may generally be exercised, to the extent that the holder was entitled to exercise such option as of the date of termination of continuous service (or as set forth in the award agreement or other written agreement between the holder and the Company relating to the option), for three months following the termination of continuous service or such longer or shorter period as is specified in the applicable award agreement. The option term may be extended in the event that exercise of the option following such a termination of service would violate the registration requirements of the Securities Act of 1933, as amended. If an option holder’s service relationship with us or any of our affiliates ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term. With respect to restricted stock awards and restricted stock unit awards, the plan administrator may impose such restrictions or conditions to the vesting of a restricted stock unit award as it, in its sole discretion, deems appropriate, and unless otherwise provided in the applicable award agreement, upon a participant’s termination of continuous service, the portion of the restricted stock unit award that has not vested will be forfeited. The Plan generally defines continuous service as meaning that a participant’s service with the Company or an affiliate of the Company, whether as an employee, director or consultant, is not interrupted or terminated.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash, check, bank draft or money order, (b) a broker-assisted cashless exercise, (c) the tender of shares of Common Stock previously owned by the optionee, (d) a net exercise of the option, and (e) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable, except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates, unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Automatic Option Grant Program for Non-Employee Directors. Under the provisions of the Plan relating to non-employee directors, each person who becomes a non-employee director will automatically receive an initial grant of a NSO to purchase 714 shares of Common Stock upon such person’s election or appointment. These initial grants will vest in equal monthly installments over a period of three years from the grant date. In addition, any person who is a non-employee director immediately after the annual meeting of our stockholders automatically will be granted, on the first business day after the annual meeting date, a NSO to purchase 429 shares of Common Stock, or the annual grant. These annual grants will vest in equal monthly installments over one year from the grant date as long as the non-employee director remains a director, consultant or employee of the Company. In the event of certain corporate transactions, including change in control transactions, the vesting of options held by non-employee directors whose service has not terminated generally will be accelerated in full. If the director ceases to serve as a director as a result of the transaction, or ceases to service as a director for other reasons, the director will have 12 months from the date of cessation of service within which to exercise the option. Under the Plan, the Board has, and will retain, the discretion to make additional equity awards to non-employee directors, independent of the automatic grant provisions of the Plan.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for: (a) cash, check, bank draft or money order, (b) past or future services rendered to us or our affiliates or (c) any other form of legal consideration approved by the plan administrator. Shares of Common Stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration acceptable to the Board. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation right grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right which cannot be less than 100% of the fair market value of the Common Stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the strike price, multiplied by (b) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of Common Stock, in cash, or in any combination of the two or in any other form of consideration, as determined by the plan administrator and contained in the stock appreciation right agreement. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement, as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the Plan up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, the participant may generally exercise any vested stock appreciation right for a period of three months (or such longer or shorter period specified in the stock appreciation right agreement) following the cessation of service. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The Plan permits the grant of performance-based stock awards. Awards granted under the Plan are not eligible to qualify as performance-based compensation that is exempt from the $1,000,000 limitation on the deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code, which exemption was repealed as part of the Tax Cuts and Jobs Act of 2017 (the “TCJA”). Accordingly, all awards granted under the Plan will be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code. Performance awards give participants the right to receive payments in stock or property based solely upon the achievement of certain performance goals during a specified performance period.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specific period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the compensation committee. In addition, to the extent permitted by applicable law and the applicable award agreement, the plan administrator may determine that cash may be used in payment of performance stock awards.

In granting a performance award, the compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals or criteria, will be measured, and the Board or the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Plan. Under the Plan, performance goals may be based on one or more of the following criteria: earnings (including earnings per share and net earnings); earnings before interest, taxes, and depreciation; earnings before interest, taxes, depreciation, and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; implementation or completion of projects or processes; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of Device Master File(s) and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products and services (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers, suppliers and other services providers of the our products and services); co-development, co-marketing, profit sharing, joint venture, or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or any committee thereof. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: to exclude restructuring or other nonrecurring charges; to exclude exchange rate effects; to exclude the effects of changes to generally accepted accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; to exclude the dilutive effects of acquisitions or joint ventures; to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to exclude the effect of any change in the outstanding shares of the Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and to exclude the effect of any other unusual, nonrecurring gain or loss or other extraordinary item. In addition, we retain the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to, or otherwise based on, Common Stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Cash Awards. A cash award is an award that is denominated in, or payable to an eligible participant solely in, cash. Cash awards may be granted with value and payment contingent upon the achievement of performance goals or criteria.

Capitalization Adjustments; Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or reverse stock split, appropriate capitalization adjustments will be made to (a) the number of shares subject to the Plan, (b) the maximum number of shares that may be issued pursuant to the exercise of ISOs, (c) the number of options granted to non-employee directors pursuant to Sections 13(b) and 13(c) of the Plan and (d) the number of shares and price per share of stock subject to outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions as defined in the Plan, including a change in ownership or effective control of the Company or a change in the ownership of a substantial part of the assets of the Company as defined within the meaning of Section 409A of the Code, the plan administrator has the discretion to take any of the following actions with respect to stock awards: arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring entity or parent company; arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company; accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction; arrange for the lapse of any reacquisition or repurchase right held by us; cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate; or make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award. The plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a corporate transaction. Except as may otherwise be stated in a particular award agreement, in the event of a corporate transaction, the vesting and exercisability provisions of stock awards will be accelerated in full, and if the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then such awards will be terminated if not exercised prior to the effective date of the corporate transaction.

Under the Plan, a corporate transaction is defined generally as (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction or (4) when a majority of the Board becomes comprised of individuals who were not serving on the Board on the date the Plan is adopted (the “incumbent board”), or whose nomination, appointment or election was not approved by a majority of the incumbent board still in office.

Potential Recoupment of Awards. Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that we adopt or are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the administrator of the Plan may impose other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our Common Stock or other cash or property upon the occurrence of events described in such policy.

Term. The Plan became effective on the date that it was approved by the stockholders. Unless sooner terminated by the Board, the Plan will terminate on the day before the 10th anniversary of the date that the Plan is approved by the Board and by the stockholders, whichever is earlier.

Amendment and Termination. The Board may at any time amend the Plan in any respect that it deems necessary or advisable, subject to the limitations, if any, of applicable law. However, except as provided with respect to capitalization adjustments, stockholder approval shall be required for any amendment of the Plan that either (a) materially increases the number of shares of Common Stock available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive awards under the Plan, (c) materially increases the benefits accruing to participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (d) materially extends the term of the Plan or (e) expands the types of awards available for issuance under the Plan, but in each of the foregoing instances only to the extent required by applicable law or listing requirements. Except as provided above, rights under any award granted before amendment of the Plan will not be impaired by any amendment of the Plan, unless (a) the Company requests the consent of the affected participant and (b) such participant consents in writing.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Plan. This summary is not intended to be exhaustive, does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option and the optionee’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options. The Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. An optionee is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was an employee of ours or our subsidiary at all times from the date of grant until three months preceding exercise (or longer periods in the case of the optionee’s disability or death) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the ISO. If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the ISO and we will not be allowed an income tax deduction at any time. The difference between the ISO exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss. If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the ISO exercise price as ordinary income in the year of the disqualifying disposition. Upon disposition of the shares, any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sales price on disposition of the shares is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the ISO exercise price. If there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount. Under current IRS guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days after his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the date of grant, the recipient will recognize ordinary income equal to the fair market value of stock or cash received upon such exercise. If the recipient is employed by us or one of our affiliates, that income will be subject to withholding taxes. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units. Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered to the participant in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If a restricted stock unit award is subject to Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit awards otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid, if any, for shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the participant.

Section 162 Limitations. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) for such person in any one year. Prior to the TCJA, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated effective for taxable years beginning after December 31, 2017; in addition, the definition of covered employees was expanded to generally include all named executive officers. As a result, awards granted to our covered employees under the Plan may not be fully deductible.

Section 409A. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the participant for failure to comply with Section 409A. Section 409A does not apply to incentive stock options, non-statutory stock options that have an exercise price that is at least equal to the grant date fair market value and that meet certain other requirements, restricted stock and restricted stock unit type awards provided there is no deferral of income beyond the vesting date. Section 409A also does not cover the grant of stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Equity Compensation Plan Information

The following table sets forth information with respect the shares of Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by security holders(1)	70,811	$298.41	(2)	202,454	(3)
Equity compensation plans not approved by security holders(4)	1,857	$43.40

(1)	Reflects options, warrants and rights granted under the 2009 Plan; no awards have been granted or made under the 2020 Plan. Includes shares issuable upon the vesting of RSUs and the shares underlying such RSUs. As of December 31, 2022, 9,286 shares were issuable in the future upon the vesting of RSUs.

(2)	The weighted average exercise price does not include the RSUs, which do not have an exercise price.

(3)	Represents shares reserved for issuance under the 2020 Plan. Under our 2020 Plan, the number of shares that are reserved for issuance under the 2020 Plan generally increases, annually each January 1st by the lesser of (a) 5.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year or (b) a lesser number of shares of Common Stock determined by the Board before the start of a calendar year for which an increase applies. In September 2022, the Board determined and resolved that the then-current share reserve of shares covered by 2020 Plan, which consisted of 202,454 shares, not be available for awards made pursuant to the 2020 Plan but instead be available to be issued for other corporate purposes, and that no awards shall be made providing for the issuance or possible issuance of shares included in such share reserve, until such time in the future, if any, as the Board adopts a resolution providing that such shares shall be available to be issued pursuant to awards made under the 2020 Plan. In June 2023, the Board determined that such shares would again be available and part of the share reserve under the 2020 Plan. Additionally, in December 2022, the Board determined and resolved, that the 2020 Plan share reserve shall not be increased effective January 1, 2023, and that there shall not be any increase in share reserve for the 2023 year by virtue of the annual share reserve increase. No awards had been made pursuant to the 2020 Plan as of December 31, 2022. Under the 2020 Plan, subject to the provisions of the 2020 Plan concerning when Awards may be made under the 2020 Plan, we may grant options to purchase Common Stock and other kinds of equity awards, including shares of Common Stock, stock purchase rights, restricted Common Stock and restricted stock units, to officers, directors, employees or consultants providing services on such terms as are determined by the Board. No awards had been made pursuant to the 2020 Plan as of December 31, 2022.

(4)	In the three months ended March 31, 2022, the Company made two non-plan new employee inducement option grants, pursuant to Nasdaq Rule 5635(c)(4), to two non-officer employees covering a total of 1,857 shares and having an exercise price of $43.40 per share, the fair market value of the Common Stock on the grant date. The options have a ten-year term and vest over a three year period, with the option vesting and becoming exercisable with respect to one-sixth of the shares subject to the option on the six month anniversary of the date of first employment and the remainder vesting in equal monthly installments over a 36 month period from the date of first employment, provided the employee continues to provide service to the company through the applicable vesting dates.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the Plan. If the Plan is approved, such persons would potentially benefit from being able to receive awards under the Plan. The administrator has the discretion to determine which eligible persons will receive awards under the Plan. As a result, future participation in the Plan by executive officers, directors and other employees is not determinable.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 2 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively. Abstentions and “broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Recommendation of the Board

FOR PROPOSAL 2, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2020 EQUITY INCENTIVE PLAN AND THE PLAN, AS AMENDED.

PROPOSAL 3 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. We conducted our first say-on-pay vote at our 2013 Annual Meeting of Stockholders. At our 2019 Annual Meeting of Stockholders, the stockholders voted, on a non-binding advisory basis, in favor of having an advisory vote on executive compensation every year. Accordingly, we are conducting an advisory vote on the compensation of our named executive officers at the Meeting and will continue to conduct an advisory vote on the compensation of our named executive officers annually until our next say-on-pay frequency vote.

Please read the section titled “Executive Compensation” for additional details about our executive compensation program. We believe that our compensation policies and procedures are intended to be aligned with the long-term interests of our stockholders. We believe our compensation programs are designed to reward, motivate, attract and retain highly qualified executives by incentivizing them to achieve Company and, as applicable, individual performance goals intended to align with stockholder interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the Compensation Committee will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Because this advisory vote relates to, and may impact, the Company’s executive compensation policies and practices, the Company’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 3 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively. Abstentions and “broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Recommendation of the Board

FOR PROPOSAL 3, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

The Audit Committee has selected the independent registered public accounting firm of BDO for the purpose of auditing and reporting upon the financial statements of the Company for the year ending December 31, 2023. Neither the firm nor any of its members has any direct or indirect financial interest in the Company.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of BDO as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain BDO or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders. A formal statement by representatives of BDO is not planned for the Meeting but they will have the opportunity to do so if they desire. However, representatives of BDO are expected to be present at the virtual Meeting and will be available to respond to appropriate questions by stockholders.

Audit Fees

The following table sets forth fees billed to us by our independent registered public accounting firm during the years ended December 31, 2022 and 2021 for: (i) services rendered for the audit of our annual financial statements, review of our quarterly financial statements, and other services normally provided in connection with statutory and regulatory filing requirements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

BDO fees summarized below:

	Fiscal 2022	Fiscal 2021
Audit Fees (1)	$708,052	$991,959
Audit Related Fees	—	—
Tax Fees (2)	61,273	56,223
All Other Fees	—	—
Total Fees:	$769,325	$1,048,182
(1)	Includes fees associated with the annual audit of our financial statements, the review of our interim financial statements, and for services normally provided in connection with statutory and regulatory filing requirements, including fees associated with review of registration statements and providing consents and comfort letters.
(2)	Includes fees associated with the preparation of the Company’s income tax returns and other tax related consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee approves in advance all audit and permitted non-audit services that may be performed by our principal independent registered public accounting firm. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee delegates certain pre-approval authority to its chairperson, whose activities are reported to the Audit Committee at each regularly scheduled meeting. All fees to our principal independent registered public accounting firm reported in the table above under the headings Audit Fees and Audit-Related Fees, and Tax Fees and All Other Fees, for the years ended December 31, 2022 and 2021 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 4 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively. Abstentions and “broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Recommendation of the Board

FOR PROPOSAL 4, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

HAMMANN PROPOSALS

Mr. Hammann provided notice to the Company that he intends to submit the Hammann Proposals for consideration at the Meeting.

PROPOSAL 5

Mr. Hammann has informed the Company that he intends to submit the following non-binding advisory proposal for stockholder consideration at the Meeting:

That the [B]oard approve any necessary amendments to the Company’s governing documents and policies to prohibit voting agreements connected to the issuance of new shares, except if the voting agreement is structured solely to obtain a quorum.

The Board has considered Proposal 5 and concluded that the proposed amendment to the Bylaws, and any other changes that might be required by Proposal 5, would not be in the best interests of the Company and its stockholders.

Each of the members of the Board has fiduciary duties to the Company’s stockholders. Specifically, the Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and all of its stockholders.

The Board believes that Proposal 5 could limit or undermine the ability of the Board to oversee the business and affairs of the Company and in certain circumstances to act in ways that the Board believed was in the interests of all of the Company’s stockholders, as it would limit the Board’s ability to enter into documents or agreements that either established voting rights of a series of preferred stock, or included agreements or instruments that included provisions concerning how certain shares would be voted, or not voted, in certain circumstances, where the Board has determined that such provisions are in the interests of the Company and its stockholders.

There are certain circumstances where the Board has concluded that it is in the best interests of the Company and its stockholders to enter into a transaction or agreement that includes provisions that might restrict or limit, directly or indirectly, a particular stockholder’s right to vote on a matter submitted to the stockholders for their vote. For example, the establishment and issuance of shares of Series C Convertible Preferred Stock (“Series C Preferred”) included a covenant on the part of the investor to vote the Series C Preferred shares at the stockholder meetings in which a reverse stock split proposal was considered. The Company believes that these provisions were a material factor in the Company’s ability to effect a reverse stock split of its Common Stock, which was necessary in order for the Common Stock to continue to be listed on Nasdaq and which the Board determined was in the interests of the Company and its stockholders.

Further, in connection with discussions between companies concerning possible merger, acquisition, licensing, or similar strategic transactions where confidential information is disclosed by a company to another party, the Company might request that the other party agree to standstill provisions that might involve an agreement limiting the other party’s ability to vote shares of the Company that are held by the other party with respect to certain specified matters. The Company believes such a standstill provision could be in the interests of the Company and its stockholders, depending on the circumstances, and would be prohibited by the proposal. The Company believes that these can be legitimate transactions supported by valid business judgments, which should not be prohibited. The Board believes that such a blanket restriction would not benefit the stockholders and would not be in the best interests of the Company.

For these reasons, the Board recommends that stockholders vote “AGAINST” the adoption of Proposal 5.

Because this vote relates to, and may impact, the Company’s governance policies, the Company’s directors, director nominees and executive officers, including its named executive officers, have an interest in the outcome of this vote.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 5 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively. Abstentions and “broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

PROPOSAL 6

Mr. Hammann has informed the Company that he intends to submit the following non-binding advisory proposal for stockholder consideration at the Meeting:

That the [B]oard approve any necessary amendments to the Company’s governing documents and policies so that only one vote per share issued is permitted, except if the issuance is structured solely to obtain a quorum.

The Board has considered Proposal 6 and concluded that the proposed amendment to the Bylaws, and any other changes that might be required by Proposal 6, would not be in the best interests of the Company and its stockholders.

Each of the members of the Board has fiduciary duties to the Company’s stockholders. Specifically, the Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and all of its stockholders.

The Board believes that Proposal 6 would undermine the ability of the Board to oversee the business and affairs of the Company and to act in the interests of all of the Company’s stockholders in certain circumstances, as it would limit the Board’s ability to create and issue a series of preferred stock that having voting rights other than one vote per share (except for the sole purpose of facilitating a quorum for a specifically-identified meeting of stockholders), in circumstances where such shares were permitted under applicable Nasdaq listing rules and where the Board concluded that issuance of such shares was in the interests of the Company and its stockholders.

The Board believes that Proposal 6 is excessively prescriptive. As discussed in Proposal 5, there are certain circumstances where the Board may need to issue series of preferred stock with varying voting rights in order to act in the best interests of the Company and its stockholders. The Company believes that the Board should have the flexibility to enter into such transactions if the Board determines that they are in the bests interests of the Company and its stockholders.

For these reasons, the Board recommends that stockholders vote “AGAINST” the adoption of Proposal 6.

Because this vote relates to, and may impact, the Company’s governance policies, the Company’s directors, director nominees and executive officers, including its named executive officers, have an interest in the outcome of this vote.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 6 requires the affirmative vote of a majority of the votes properly cast on the matter affirmatively or negatively. Abstentions and “broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

PROPOSAL 7

Mr. Hammann has informed the Company that he intends to submit the following binding proposal to stockholders to amend the Bylaws at the Meeting:

That the Company’s governing documents and policies be amended so that [stockholder] approval is required to establish or materially amend management incentive plans.

Mr. Hammann also provided the text of Proposal 7’s proposed amendment to the Bylaws:

[Stockholder] Approval. [Stockholder] Approval shall be required prior to an issuance of securities in connection circumstances and events described in Nasdaq Stock Market rules, which shall apply when such rules would be otherwise applicable regardless of whether or not the stockholders’ shares are traded on the Nasdaq Stock Market. Under these circumstances, Nasdaq Stock Market rules shall also apply to the calculation of the quorum and to the calculation of voting results.

The Board has considered Proposal 7 and concluded that the proposed amendment to the Bylaws, and any other changes that might be required by Proposal 7, would not be in the best interests of the Company and its stockholders.

The Board believes that the proposed amendment to the Bylaws does not align with the description of Mr. Hammann’s proposal. While Mr. Hammann’s proposal states that it is to require “[stockholder] approval … to establish or materially amend management incentive plans,” the proposed text of Proposal 7’s proposed amendment to the Bylaws is overly broad and would require stockholder approval “prior to an issuance of securities in connection circumstances and events described in Nasdaq Stock Market rules” (emphasis added). While Nasdaq Listing Rule 5635(c) requires stockholder approval “when a plan or other equity compensation arrangement is established or materially amended,” the Board believes Mr. Hammann’s proposed text of Proposal 7’s proposed amendment is overly broad and would require stockholder approval in instances outside the scope of establishing or materially amending management incentive plans. Proposal 7 is also unnecessary because, as discussed, Nasdaq Listing Rule 5635(c) already requires stockholder approval to establish or materially amend management incentive plans. In addition, the Company believes that there is no compelling reason to require applicable of Nasdaq Stock Market Rules in the event the Common Stock is no longer listed on the Nasdaq Capital Market.

For these reasons, the Board recommends that stockholders vote “AGAINST” the adoption of Proposal 7.

Because this vote relates to, and may impact, the Company’s governance policies and management compensation, the Company’s directors, director nominees and executive officers, including its named executive officers, have an interest in the outcome of this vote.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 7 requires the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and “broker non-votes” will have the same effect as a vote against the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 7.

PROPOSAL 8

Mr. Hammann has informed the Company that he intends to submit the following binding proposal to stockholders to amend the Bylaws at the Meeting:

That the Company’s governing documents and policies be amended so that directors in uncontested elections who fail to obtain a majority of the votes in favor of their election be removed from the Board.

Mr. Hammann also provided the text of Proposal 8’s proposed amendment to the Bylaws. The proposed text of Proposal 8’s proposed amendment would amend the following part of Article III, Section 8 of the Bylaws:

Except as otherwise provided by law, the Restated Certificate of Incorporation or these Amended and Restated Bylaws, directors shall be elected by a plurality of all votes properly cast.

The proposed amendment to Article III, Section 8 of the Bylaws would read:

When the election of one or more directors is contested, except as otherwise provided by law, the Restated Certificate of Incorporation or these Amended and Restated Bylaws, directors shall be elected by a plurality of all votes properly cast. When the election of one or more directors is not contested, except as otherwise provided by as otherwise provided by law, the Restated Certificate of Incorporation or these Amended and Restated Bylaws, directors shall be elected by a majority of all votes properly cast. When the election of one or more directors is not contested, and when a director receives less than a majority of all votes properly cast, that director shall be deemed an “unelected director.” An unelected director may serve as a holdover director until the earliest of 90 days after the voting results are determined, the date on which the board fills the seat as a vacancy, or the date of the director’s resignation.

The Board has considered Proposal 8 and concluded that the proposed amendment to the Bylaws, and any other changes that might be required by Proposal 8, would not be in the best interests of the Company and its stockholders.

Assuming quorum is present, directors are elected to the Board by a plurality of the votes properly cast. With plurality voting, the nominees who receive the most “for” votes are elected to the board until all board seats are filled. This standard allows for stockholders to nominate and elect directors to replace current directors or nominees proposed by the Board if a sufficient number of stockholders oppose the election of the nominees proposed by the Board and vote in favor of any other nominees. The Company believes that this provides a sufficient and adequate mechanism for stockholders to express their desire to appoint or elect different directors to the Board.

The Board believes that the proposal could result in instability in the composition of the Board and loss of continuity of knowledge concerning the business of the Company and issues facing the Company, potential turnover in a large number of director positions and difficulty in attracting or retaining qualified candidates to serve as directors to fill any vacancies caused by the operation of the proposal within 90 days from the date of an annual stockholders meeting.

For these reasons, the Board recommends that stockholders vote “AGAINST” the adoption of Proposal 8.

Because this vote relates to, and may impact, the Company’s governance policies, the Company’s directors, director nominees and executive officers, including its named executive officers, have an interest in the outcome of this vote.

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 8 requires the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and “broker non-votes” will have the same effect as a vote against the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 8.

PROPOSAL 9

Mr. Hammann has informed the Company that he intends to submit the following binding proposal to stockholders to amend the Bylaws at the Meeting:

That the Company’s governing documents and policies be amended so that the Company’s [stockholder] notice provisions mirror federal annual meeting notice provisions.

Mr. Hammann also provided the text of Proposal 9’s proposed amendment to the Article III, Section 5(b) of the Bylaws. The proposed text of Proposal 9’s proposed amendment would amend the following part of Article III, Section 5(b) of the Bylaws:

To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting . . .

The proposed amendment to Article III, Section 5(b) of the Bylaws would read:

To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting . . .

The Board believes that Proposal 9 could undermine the ability of the Board to oversee the business and affairs of the Company and to act in the interests of all of the Company’s stockholders with respect to matters relating to director nominations and proposals for consideration at meetings of stockholders.

While Mr. Hammann’s Proposal 9 provides that it would amend the Bylaws to “mirror federal … notice provisions,” Mr. Hammann uses the deadline concerning the ability to solicit proxies. In November 2021, the SEC adopted Rule 14a-19. The universal proxy card must include all director nominees nominated by both the Board, as well as any nominees properly presented by any stockholders meeting the requirements of the new rule. Pursuant to Rule 14a-19(b), a dissident stockholder must provide notice to the Company no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting of the names of all nominees for whom such person intends to solicit proxies, among other things. Yet, Mr. Hammann is proposing an amendment to the Bylaws concerning the notice to submit nominations.

In its adopting release regarding Rule 14a-19, the SEC noted that the universal proxy rule’s 60 day notice requirement is a “minimum period that does not override or supersede a longer period established in the registrant’s governing documents.” The Board believes that Rule 14a-19 is not intended to replace or override a company’s advance notice provisions that prescribe a different advance notice period or include other requirements for director nominations or proposals.

Section 5(b) of the Bylaws generally requires a stockholder’s notice of nominations or business proposals (that will not be included in the Company’s proxy materials pursuant to Rule 14a-8) to be delivered between 120 and 90 days prior to the anniversary of our previous year’s annual meeting. These timing requirements are consistent with those set forth by a majority of S&P 500 companies.1 We rely on the advance notice bylaws to protect the interests of all stockholders by ensuring a fair process regarding the nomination of director candidates and for presentation of other matters for consideration by stockholders. The current timing in our Bylaws allows us the appropriate time to review and vet nominees to our Board.

For these reasons, the Board recommends that stockholders vote “AGAINST” the adoption of Proposal 9.

Because this vote relates to, and may impact, the Company’s governance policies, the Company’s directors, director nominees and executive officers, including its named executive officers, have an interest in the outcome of this vote

Required Vote

Assuming that a quorum is present at the Meeting, approval of Proposal 9 requires the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and “broker non-votes” will have the same effect as a vote against the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 9.

1 DealPoint Data as of September 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management the Company’s audited financial statements for the fiscal year ended December 31, 2022, including the internal controls over financial reporting. The Audit Committee also reviewed and discussed with our independent registered public accounting firm with respect to such financial statements those matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees (formerly Auditing Standard 16), issued by the Public Company Accounting Oversight Board (“PCAOB”) and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Our independent registered public accounting firm provided the Audit Committee with the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to the Company and has considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board that the Company’s audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee
Vickie S. Reed, Chair
Howard C. Birndorf
Meera J. Desai, Ph.D., NACD.DC

In accordance with the rules of the SEC, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

EXECUTIVE OFFICERS

The names, ages, principal occupations during the past five years, and certain other information with respect to our executive officers are shown below as of the Record Date. To the extent that any executive officer is also serving as a member of the Board, then such executive officer’s biography is set forth under “Information Regarding the Board” above. Subject to the provisions of any applicable employment agreement, our executive officers are appointed by the Board, serve at the discretion of our Board and hold office until their successor is duly elected and qualified or until their earlier resignation or removal. Except as disclosed in this Proxy Statement, there are no family relationships among any of our directors, director nominees or executive officers.

Name	Age	Principal Occupation
Ebrahim Versi	70	Chief Executive Officer and Chairman of the Board
David J. Marguglio	52	President, Chief Operating Officer, Interim Chief Financial Officer and Corporate Secretary

Ebrahim Versi, M.D., Ph.D. See section titled “Information Regarding the Directors” above.

David J. Marguglio. Mr. Marguglio has served as the Company’s President since May 2022, Chief Operating Officer since May 2023, and Corporate Secretary since August 2021. He assumed the duties of the chief financial officer, on an interim basis, in July 2023. Mr. Marguglio joined the Company as Vice President, Business Development and Investor Relations, and a director in April 2009 and was appointed as Chief Executive Officer of the Company in May 2022, in which role he served until May 2023. He has held positions with the Company of Senior Vice President of Corporate Development and, since March 2017, Senior Vice President and Chief Business Officer. Mr. Marguglio also served on the Board from 2009 until 2023. Prior to joining the Company, Mr. Marguglio held various positions with Citigroup Global Markets, Salomon Smith Barney and Merrill Lynch. Before entering the financial industry, he worked as a financial analyst and founded and ran two different startup companies, the latter of which was eventually acquired by a Fortune 100 company. He received a degree in finance and business management from the Hankamer School of Business at Baylor University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of [●], 2023 (the “Table Date”), regarding beneficial ownership of all classes of our voting securities, to the extent known to us, by (i) each person who is a director or nominee for director; (ii) each of our named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) each person who is known by us to be the beneficial owner of 5% or more of any class of our voting securities. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. As of the Table Date, the applicable share numbers and percentages are based on [●] shares of Common Stock issued and outstanding as of the Table Date. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we also included and deemed outstanding shares of Common Stock that are issuable upon conversion of Series E Preferred, as applicable, in each case taking into account applicable beneficial ownership limitations on such conversion, upon exercise of outstanding options and warrants, or upon vesting of restricted stock units, held by that person that are currently convertible, exercisable or issuable within 60 days after the Table Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Shares Beneficially Owned (1) Title or Class of Securities:
Name and Address of Beneficial Owner	Common Stock		Percent of Class	Series E Preferred Stock	Percent of Class
Directors:
Ebrahim Versi, M.D., Ph.D.	1,018,024	(2)	9.9%	(2)	100.0%
Jannine Versi	25,720	(3)	*
Howard C. Birndorf	840	(4)	*
Meera J. Desai, Ph.D., NACD.DC	3,138	(5)	*
Vickie S. Reed	—		*
Named Executive Officers
David J. Marguglio	11,937	(6)	*
David C. Benedicto	3,486	(7)	*
Dennis C. Carlo	9,892	(8)	*
Ronald B. Moss	2,884	(9)	*
Other Beneficial Ownership
All Company directors and executive officers as a group (six persons)	1,059,659	(10)	10.4%
5% or greater stockholders
Versi Group, LLC	906,394	(2)(11)	9.0%	1,212.2	100.0%
Intercoastal Capital LLC	650,000	(12)	6.1%
Armistice Capital Master Fund Ltd.	530,150	(13)	4.99%
*	Less than 1%.
(1)	Based solely upon information made available to us and our knowledge. Beneficial ownership is determined in accordance with rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to an option or similar right that is currently exercisable or convertible within 60 days of the date of the table are deemed to be outstanding and to be beneficially owned by the person holding such option or right for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130.

The table does not include 3,000 shares of Series C Convertible Preferred Stock (“Series C Preferred”) held by Lincoln Park Capital Fund, LLC, which are convertible into approximately 9,967 shares of Common Stock. Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, the Series C Preferred generally does not have voting rights and is not entitled to vote on any matter proposed to be considered at the Meeting.

(2)	Includes (i) 8,745 shares of Common Stock held by Dr. Versi, (ii) 906,394 shares of Common Stock held by Versi Group, LLC (“Versi Group”), of which Dr. Versi is the manager and a member and of which Dr. Versi may be deemed to be the beneficial owner, and (iii) 102,885 shares of Common Stock issuable upon the exercise of options held by Dr. Versi, that are exercisable within 60 days of the Table Date. Excludes 1,212.0 shares of Series E Preferred held by Versi Group, convertible into approximately 1,212,000 shares of Common Stock, subject to 9.99% beneficial ownership limitations on conversion and voting of shares of Series E Preferred. The address of the stockholder is c/o DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130. Dr. Versi disclaims beneficial ownership of the shares held by Versi Group, except to the extent of his pecuniary interest therein.

(3)	Includes options to purchase 25,720 shares of Common Stock that are exercisable within 60 days of the Table Date. Excludes shares of Common Stock and Series E Preferred held by Versi Group, of which Ms. Versi is the trustee of a trust that is a member of Versi Group, but does not have or share voting or dispositive power over such shares. The address of the stockholder is c/o DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130.
(4)	Includes 840 shares that are issuable upon the exercise of a warrant that is exercisable as of the Table Date.
(5)	Includes 3,138 shares of Common Stock held by Dr. Desai.
(6)	Includes 3,341 shares of Common Stock owned of record, 84 shares of Common Stock held of record by a family member and beneficially owned by Mr. Marguglio; 8,512 shares of Common Stock underlying options which were exercisable as of the Table Date. Excludes 2,857 RSUs which vest after such period.
(7)	Not a current executive officer. Includes 569 shares of Common Stock beneficially owned, and 2,917 shares of Common Stock underlying options that are exercisable as of the Table Date.
(8)	Not a current executive officer. Includes 9,808 shares of Common Stock owned of record and 84 shares of Common Stock held of record by a family member and beneficially owned by Dr. Carlo.
(9)	Not a current executive officer. Includes 2,884 shares of Common Stock owned of record.
(10)	Includes 15,224 shares of Common Stock beneficially owned, 906,478 shares of Common Stock beneficially owned, 137,117 shares of Common Stock underlying options that are exercisable as of the Table Date, and 840 shares issuable upon the exercise of warrant that is exercisable as of Table Date.
(11)	Includes 906,394 shares of Common Stock held by Versi Group. Excludes 1,212.0 shares of Series E Preferred issued to Versi Group, convertible into approximately 1,212,000 shares of Common Stock, subject to 9.99% beneficial ownership limitations on conversion and voting of shares of Series E Preferred. Dr. Versi is the manager and a member of Versi Group, and may be deemed to be the beneficial owner of the shares held by the named stockholder. The address of the stockholder is c/o DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 921330.
(12)	Based on information contained in a Schedule 13G filed with the SEC on August 10, 2023 on behalf of (i) Mitchell P. Kopin (“Mr. Kopin”), (ii) Daniel B. Asher (“Mr. Asher”) and (iii) Intracoastal Capital LLC, a Delaware limited liability company (“Intracoastal” and together with Mr. Kopin and Mr. Asher, collectively the “Reporting Persons”). Includes 650,000 shares of Common Stock issuable upon the exercise of a warrant (“Warrant 1”) issued to the named stockholder. Excludes 3,571 shares of Common Stock that are issuable upon exercise of a warrant (“Warrant 2”) held by Intracoastal, because such warrant contains a blocker provision under which the holder thereof does not have the right to exercise Warrant 2 to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the Common Stock. The address of Mr. Kopin and Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483, the address of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.
(13)	Includes 530,150 shares of Common Stock issuable upon warrants held by the named stockholder that are exercisable within 60 days of the Table Date, subject to applicable 4.99% beneficial ownership blocker provisions contained in such warrants. Excludes an additional 855,564 shares of Common Stock issuable upon the exercise of warrants held by the named stockholder which are not exercisable within 60 days of the Table Date because of beneficial ownership limitations on the exercisability of such warrants. Such securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Under the terms of the warrants held by Armistice Capital, a holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (which percentage may be increased to up to 9.99% by a holder upon 61 days prior notice) and 9.99%, respectively, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon the exercise of such warrants which have not been exercised. The named stockholder did not make any Schedule 13D or Schedule 13G filings with respect to the Company’s securities during the 2023 year before the Table Date, and may own shares of Common Stock not reported on such Schedules. To the extent that the named stockholder beneficially owns shares of Common Stock, then the number of shares of Common Stock that are issuable within 60 days of the Table Date upon exercise of warrants held by the named stockholder would be reduced by virtue of the 4.99% beneficial ownership blocker provisions contained in such warrants. The foregoing does not reflect ownership of Common Stock, or any purchases or sales of Common Stock by the named stockholder, of which the Company is not aware. The address of Armistice Capital Master Fund Ltd. is 510 Madison Ave., 7th Floor, New York, New York 10022.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company during the years ended December 31, 2022 and 2021 to (i) each person who served as the Company’s chief executive officer during fiscal 2022, (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2022 and whose total compensation for such year exceeded $100,000 and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of 2022 (sometimes referred to collectively as the “named executive officers”).

						Non-Equity
Name and				Stock	Option	Incentive Plan		All Other
Principal		Salary	Bonus	Awards	Awards	Compensation		Compensation		Total
Position	Year	($)	($)	($)	($)	($)		($)		($)
Dennis J. Carlo, Ph.D.	2022	$264,790	—	—	—	—		1,598,172	(2)(4)(5)	$1,862,962
Former President and Chief Executive Officer	2021	$687,023	—	—	—	—		95,834	(2)(3)	$782,857
David J. Marguglio	2022	$473,258	—	—	—	—		53,092	(2)(3)	$526,350
President and Chief Executive Officer	2021	$417,459	—	—	—	—		73,220	(2)	$490,679
Ronald B. Moss, M.D.	2022	$386,141	—	—	—	—		56,018	(2)(4)	$442,159
Former Chief Medical Officer	2021	$473,550	—	—	—	159,823	(1)	59,826	(2)	$693,199
David C. Benedicto	2022	$330,000	—	—	—	—		41,307	(2)(3)	$371,307
Chief Financial Officer	2021	$254,831	—	—	—	77,077	(1)	41,651	(2)(3)	$373,559

(1)	Reflects performance-based cash bonuses paid pursuant to the Company’s incentive bonus programs with respect to the respective year.
(2)	For 2022 and 2021, includes premiums paid by the Company on behalf of each of Dr. Carlo, Dr. Moss, Mr. Marguglio and Mr. Benedicto for life, health, dental and vision insurance. For 2021, includes, for Dr. Carlo, Dr. Moss, Mr. Marguglio and Mr. Benedicto, $24,484, $19,898, $22,542 and $5,401, respectively, paid relating to certain payroll and tax withholding obligations arising from vesting of certain restricted stock units and issuance of shares of common stock following vesting.
(3)	Due to COVID-19 limitations and restrictions on affecting vacations and vacation travel, for 2022 and 2021 the Company paid employees whose accumulated vacation/PTO hours ceased accruing during 2022 and 2021 because the maximum allowable accrual was reached amounts in consideration of the inability to accrue additional vacation hours during 2022 and 2021.
(4)	Dr. Carlo’s and Dr. Moss’s employment with the Company terminated effective May 18, 2022, and October 14, 2022, respectively. Their compensation with respect to the 2022 year reflected in the table includes payment of accumulated vacation/PTO and, with respect to Dr. Carlo, severance compensation paid in 2022.
(5)	Includes Consolidated Omnibus Budget Reconciliation Act, or COBRA, and Life Insurance reimbursements.

Narrative Disclosure to Compensation Table

Employment Agreements

The Company has previously entered into employment agreements with its named executive officers and certain other executive officers, effective December 31, 2015, with respect to Dr. Moss, in February 2017 and with respect to Mr. Benedicto, in June 2022. The agreements provide for the employment of the named executive officers to the following positions: Dennis J. Carlo, Ph.D., President and Chief Executive Officer; Ronald D. Moss, M.D., Chief Medical Officer; David J. Marguglio, Senior Vice President, Corporate Development; and David C. Benedicto, Chief Financial Officer. The employment of Dr. Carlo, Dr. Moss and Mr. Benedicto terminated effective May 18, 2022, October 14, 2022 and July 21, 2023, respectively.

The agreements with the named executive officers provide for initial base compensation at the following initial annual rates: Dr. Carlo, $550,000; Dr. Moss, $385,000; Mr. Marguglio, $300,000; and Mr. Benedicto, $330,000. Under the agreements, the named executive officers are eligible to participate in benefit programs that are routinely made available to named executive officers, including any executive stock ownership plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance or similar executive benefit plans maintained or sponsored by the Company. The Board may also in its discretion make additional discretionary cash or equity payments, awards, changes in base salary, bonuses or other payments to its officers and employees. Except with respect to titles, salary amounts and certain severance and benefit provisions following certain kinds of employment terminations or change of control events, or otherwise as described below, the agreements are similar in material respects. The agreements are terminable at any time by either party. In connection with his appointment as President and Chief Executive Officer, the Company entered into a new employment agreement with Mr. Marguglio dated as of May 18, 2022, which superseded and replaced his previous employment agreement with the Company. The agreement provides for his employment as President and Chief Executive Officer. The agreement provides for an initial base salary at a rate of $500,000 per annum, and includes provisions regarding benefits, insurance, eligibility for bonus compensation, and incentive compensation plans that are similar in material respects to his prior agreement. In February 2022, the Compensation Committee approved an increase, effective January 1, 2022, in the annual base salaries for 2022 of the named executive officers to the following amounts: Dr. Moss, $487,757; Mr. Marguglio, $429,983; and Mr. Benedicto, $330,000. There was no increase in the annual base salary of Dr. Carlo in 2022. In March 2021, the Compensation Committee approved an increase, effective January 1, 2021, in the annual base salaries for 2021 of the named executive officers to the following amounts: Dr. Carlo, $687,023; Dr. Moss, $473,550; and Mr. Marguglio, $417,459. In 2021, the annual base salary of Mr. Benedicto as a named executive officer was $280,000.

On August 23, 2023, the Company entered into an employment agreement with Ebrahim Versi, M.D., Ph.D., who became the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board in connection with the closing of the Merger. Under the employment agreement, the Company agreed to employ Dr. Versi as CEO. The agreement provides for an initial base salary at a rate of $585,000 per annum, and for payment to Dr. Versi that reflects and takes into account such rate as if it had been in effect as of the date that he became CEO. The Board, or the Compensation Committee, may in its discretion review Dr. Versi’s base salary and may increase base salary from time to time. Dr. Versi is eligible to participate in benefit programs that are routinely made available to officers, including any stock ownership plans or equity incentive plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance or similar benefit plans maintained or sponsored by the Company, including, without limitation, eligibility to receive an annual cash bonus under the Company’s Bonus Plan at the target percentage of 60% annual base salary (appropriately and proportionately pro-rated for the 2023 year based on the number of days that Dr. Versi serves as chief executive officer during such year), based on such milestones as the Board or the Compensation Committee may determine. Dr. Versi is eligible to receive such discretionary bonuses as the Board or the Compensation Committee may approve, and the Board may in its discretion make discretionary cash or equity payments, awards, changes in base salary, bonuses or other payments to its officers and employees including Dr. Versi. The employment agreement is terminable at any time by either party. Without Dr. Versi’s written consent, the Company may not take any action that would materially diminish the aggregate value of fringe benefits provided for under the agreement as they exist as of the date of the agreement or as the same may be increased from time to time, except for actions taken with respect to officers or employees generally. Under the terms of the agreement, if the Company terminates Dr. Versi’s employment at any time, he will be entitled to receive any unpaid pro-rated base salary along with all required benefits and expense reimbursements. If the Company terminates Dr. Versi’s employment without Cause or if Dr. Versi terminates his employment for Good Reason (as such terms are defined in the employment agreement), then conditioned on timely execution of a general release and waiver, he is entitled to receive the following: (i) if such termination was not within one month before or 12 months after a Change in Control (as defined in the agreement), severance consisting of continued payment of his base salary at his then-effective rate, less standard deductions and withholdings, for a period of 18 months following the effective date of termination; (ii) if such termination is within one month before or 12 months after a Change in Control, a lump sum payment equal to 18 months of his base salary as then in effect; (iii) assuming eligibility and timely elections pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), subject to certain conditions and limitations, the same portion of premiums for such coverage that the Company pays for similarly-situated employees for the same level of group medical coverage, as in effect as of the effective date of termination, for the period from the effective date of termination through the earliest of 18 months after the effective date of termination or the date that Dr. Versi becomes eligible for group medical care coverage through other employment; and (iv) a number of unvested stock options will accelerate, vest and be exercisable as if Dr. Versi had remained employed during the severance period, and all options will remain exercisable for a period of one year after the date of termination. Under the agreement, upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service. In addition, in the event of a Change in Control, all unvested options held by Dr. Versi will accelerate and be exercisable in full and any unvested shares will vest in full.

Bonus and Non-Equity Incentive Plan Compensation

Each officer is eligible to receive such discretionary bonuses as the Compensation Committee may approve. In addition, our compensation structure includes eligibility for annual cash bonuses for officers and most non-officer employees pursuant to the Company’s incentive bonus plan (the “Bonus Plan”). The terms of the Bonus Plan establish for each level of Company employee (with certain exceptions), including the Company’s executive officers, a target cash bonus amount expressed as a percentage of base salary. Eligibility and bonus payments will be based on evaluation by the Compensation Committee of the Company’s achievement of corporate performance goals for the relevant year, where applicable individual goals, and certain other factors. The performance goals for each plan year will be determined by the Compensation Committee and may include the achievement of performance targets and business goals relating to matters such as the Company’s financial results, revenues, net income, EBITDA, return on equity, stock price, capital raising activities, pre-clinical or clinical trial activities (including without limitation initiation or completion of trials), regulatory filings relating to product candidates, other regulatory activities or approvals, product development, product commercialization activities, strategic activities and strategic commercial agreements or arrangements or other corporate goals. The Compensation Committee may develop and specify different goals, weighting factors and target bonus percentages for different employees or officers. All determinations regarding payments of bonuses under the Bonus Plan are made by the Compensation Committee. The Bonus Plan provides that the Compensation Committee retains the discretion to, among other matters, increase or reduce payouts or determine that payouts will not be made notwithstanding that performance goals are achieved. The target bonus amounts as a percentage of base salary for 2021 and 2022 for our named executive officers were as follows: Dr. Carlo, 60%; and Dr. Moss, Mr. Marguglio and Mr. Benedicto, 45%. In May 2022, Mr. Marguglio became President and Chief Executive Officer and his target bonus amount as a percentage of base salary was increased to 60%. The performance goals for 2021 included the achievement of performance targets and business goals related to transactions relating to the Company’s U.S. Compounding subsidiary, clinical development and regulatory filings and approvals, and product development and clinical trial activities. Following the end of the 2021 year, the Compensation Committee approved cash bonus payments to the named executive officers in the amount of $159,823 to Dr. Moss and $77,077 to Mr. Benedicto. The performance goals for 2022 included the achievement of performance targets and business goals related to the Company’s financial results, commercialization and manufacturing activities and agreements, clinical development and regulatory filings and approvals, product development activities and corporate operational matters. The Compensation Committee did not approve any cash bonus payments to the Company’s named executive officers with respect to the 2022 year.

Equity Incentives

Our 2020 Equity Incentive Plan (the “2020 Plan”) provides for the grant to eligible employees, directors and consultants of stock options, shares of Common Stock, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards, and other forms of equity compensation (“Stock Awards”), as well as certain kinds of performance cash awards (collectively with Stock Awards, “Awards”), on such terms as are determined by the Board or other Plan administrator. The Board adopted the 2020 Plan in June 2020, and the stockholders approved the 2020 Plan in August 2020.

No stock options, RSUs or other Awards were granted or awarded in 2021 or 2022 under the 2020 Plan. Under the provisions of the 2020 Plan, no Award may be granted, issued or made until such time as the fair market value of the Common Stock, which is generally the closing sales price of the Common Stock on the principal stock market on which the Common Stock is traded, has been equal to or greater than $210 per share, giving effect to the Reverse Stock Split ($3.00 per share before the Reverse Stock Split) (subject to proportionate adjustment for stock splits, reverse stock splits, and similar events), for at least 10 consecutive trading days, after which time Awards may be made under the Plan without regard to any subsequent increase or decrease in the fair market value of the Common Stock. The aggregate number of shares of Common Stock that may be issued pursuant to stock Awards under the 2020 Plan (the “Share Reserve”) was initially 28,571 shares. Under the terms of the 2020 Plan, the number of shares of Common Stock reserved for issuance will automatically increase on January 1 of each calendar year during the term of the 2020 Plan, commencing January 1, 2021, by five percent of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; however, the Board may act prior to the start of a calendar year for which an increase applies to provide that there will be no increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. The Board, or an authorized committee such as the Compensation Committee, administers the 2020 Plan. The 2020 Plan administrator determines recipients, dates of grant, the numbers and types of Awards to be granted, and the terms and conditions of the Awards, including the period of their exercisability and vesting schedule applicable to an Award. Options granted under the 2020 Plan have terms of up to 10 years. To the extent that Awards may be granted under the 2020 Plan, we generally made an initial equity award of stock options to most new employees and annual stock-based grants as part of our overall compensation program, and sometimes upon promotion. All equity-based awards granted to executives are approved by our Compensation Committee or the Board. Stock option grants have an exercise price equal to the fair market value of our Common Stock on the grant date and generally have a vesting schedule that provides for monthly or other periodic vesting of the option over a period of time, sometimes with an initial cliff-vesting period where a portion vests after an initial period of time from the grant date, provided that the award recipient continues to provide continuous service to the Company.

Our 2009 Equity Incentive Plan (the “2009 Plan”) provides for the grant to eligible employees, directors and consultants of Awards, as well as certain kinds of performance cash awards, on such terms as are determined by the Board or other 2009 Plan administrator. The Board adopted the 2009 Plan in February 2009 and the stockholders approved the 2009 Plan in March 2009. The 2009 Plan terminated in February 2019 and no further awards may be made under the 2009 Plan; however, the 2009 Plan continues to apply to outstanding Awards previously made under the 2009 Plan. The Board, or an authorized committee such as the Compensation Committee, administers the 2009 Plan. The 2009 Plan administrator determines recipients, dates of grant, the numbers and types of Awards to be granted and the terms and conditions of the Awards, including the period of their exercisability and vesting schedule applicable to an Award. Options granted under the 2009 Plan have terms of up to 10 years. Stock option grants have an exercise price equal to the fair market value of our Common Stock on the grant date and generally have a vesting schedule that provides for monthly or other periodic vesting of the option over a period of time, sometimes with an initial cliff-vesting period where a portion vests after an initial period of time from the grant date, provided that the award recipient continues to provide continuous service to the Company.

Employee Benefit Programs

Executive officers are eligible to participate in our employee benefit plans, including medical, dental and vision, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Hedging Policy

Under our insider trading policy, no officer, employee, or director (or any other related person subject to the policy) may make a short sale or similar related transaction of the Company’s securities. Our policy permits, but discourages, such persons from engaging in hedging transactions or similar arrangements and requires that any such proposed transactions first be approved by our compliance officer.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements of the executive officers of the Company, including named executive officers, contain provisions providing for certain potential payments upon the occurrence of a change in control of the Company. Under the terms of the employment agreements of the executive officers, including our named executive officers, if the Company terminates the executive officer’s employment at any time, the executive officer will be entitled to receive any unpaid pro-rated base salary for the actual number of days worked along with all benefits and expense reimbursements to which the executive officer is entitled by virtue of the executive officer’s past employment with the Company. The agreements provide that if the executive officer’s employment is terminated without cause (as defined in the applicable employment agreement), then conditioned on the executive officer’s timely execution of a general release and waiver, the executive officer will be entitled to receive severance payments at the executive officer’s then-annual base salary for the following periods from the date of termination: Dr. Carlo, 18 months; Mr. Benedicto and Dr. Moss, nine months; and Mr. Marguglio, 18 months under his amended employment agreement entered into in May 2022 in connection with his appointment as Chief Executive Officer of the Company; and in addition, the executive officer also would (assuming eligibility and timely elections) be entitled to be reimbursed for payment of the Company’s portion of the premiums required to continue the executive officer’s medical, dental and vision insurance coverage pursuant to COBRA during the applicable severance period (or until the executive officer becomes employed full-time by another employer). These payments will be accelerated in the event of a Change in Control transaction, as defined in the agreements. The definition of a “Change in Control” under the agreements is generally similar to the definition of Change in Control in the 2009 Plan. In addition, under the terms of the agreements, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable in full as if the executive officer had remained employed during the severance periods described above, and all options will remain exercisable for a period of one year after the date of termination. Under the agreements, upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service, with “disability” defined in the Plan as the inability of the Plan participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in the Code including Section 409A. The employment agreement of Dr. Moss provides that if his employment is terminated by reason of death or disability, then the vesting of all unvested options held by him will accelerate in full and the options held by Dr. Moss will remain exercisable for one year after his cessation of service, with “Disability” defined in the agreement as the executive officer being disabled from performing the essential functions of the executive officer’s assigned duties under the employment agreement due to physical or mental disability, with or without reasonable accommodations as required by applicable law, for a period in excess of 60 consecutive days or a period or periods of more than 120 days in the aggregate in any 12-month period.

The agreements also provide that if an executive officer is terminated without cause or the executive officer terminates the executive officer’s employment for good reason (as defined in the applicable employment agreement), upon or within 13 months after the date of a Change in Control, the executive officer will also be entitled to receive the severance and medical benefits described above, and the severance payments described above will be accelerated and paid in a lump sum. In addition, in the event of a Change in Control, all unvested options held by the executive officer will accelerate and be exercisable in full and any unvested shares will vest in full. In the event of a Change in Control, certain RSUs awarded in March 2017 to Messrs. Carlo and Marguglio and Dr. Moss would vest in full if they had not already vested (subject to the requirement of continuous service through such period), and shares would be issuable following vesting. The employment of Dr. Carlo and Dr. Moss terminated on May 18, 2022 and October 2022, respectively.

“Cause” is generally defined in the employment agreements as the occurrence of any one or more of the following: the executive officer’s (i) conviction of or plea of nolo contendere to any felony crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) intentional, material violation of any contract or agreement between the executive officer and the Company or of any statutory duty owed to the Company; (iv) unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) gross misconduct. “Good Reason” is generally defined in the employment agreements as the occurrence of any of the following events without the executive officer’s consent: (i) a material adverse change in the nature of the executive officer’s authority, duties or responsibilities; (ii) a material adverse change in the executive officer’s reporting level; (iii) the relocation of the Company’s executive offices or principal business location to a point more than 60 miles from their location as of the date of the agreement; or (iii) a material reduction by the Company of the executive officer’s base salary as initially set forth in the applicable employment agreement or as the same may be increased from time to time, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior executive officers of the Company not in excess of 15% of executive officer’s base salary. Such a termination by an officer will only be deemed for Good Reason if: (i) the executive officer gives the Company written notice of the intent to terminate for Good Reason within 30 days following the first occurrence of the condition(s) that the executive officer believes constitutes Good Reason; (ii) the Company fails to remedy such conditions within 30 days following receipt of the written notice; and (iii) the executive officer terminates employment within 30 days following the end of the cure period.

Dr. Moss resigned as an officer and employee effective October 14, 2022. He did not receive any severance compensation or payments in connection with his termination of employment.

On May 18, 2022, the Company and Dennis J. Carlo, Ph.D., entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Dr. Carlo resigned from his positions as Chief Executive Officer and as an officer, director and employee of the Company and all subsidiaries effective May 18, 2022 (the “Separation Date”). Pursuant to the Separation Agreement, the Company agreed to pay Dr. Carlo a cash severance payment equal to $1,433,000, less applicable withholdings, taxes and other lawful deductions, payable in a lump sum within 14 days after the Separation Date and after the expiration of the applicable revocation period. The Separation Agreement provides that in the event that Dr. Carlo timely elects continuation coverage of health benefits under the Company’s health plan pursuant to COBRA, the Company will, subject to certain limitations and conditions, pay the same portion of premiums for such coverage that it pays for similarly-situated employees for the same level of group medical coverage, as in effect as of the Separation Date, for the period from the Separation Date through the earliest of 18 months from the Separation Date, or the date that Dr. Carlo becomes eligible for group medical care coverage through other employment or is no longer eligible under COBRA for continuation coverage for medical care. In addition, pursuant to the Separation Agreement the vesting of restricted stock units held by Dr. Carlo covering 250,000 shares of common stock was accelerated so that they became fully vested, with shares of common stock issued shortly after vesting. Outstanding stock options held by Dr. Carlo, all of which are vested, remain exercisable for a period of one year after the Separation Date. Subject to certain exceptions and limitations, the Separation Agreement included a mutual general release of claims by Dr. Carlo and the Company in favor of the other party and certain related persons and parties, and customary confidentiality, non-disparagement and cooperation provisions. The Separation Agreement also included certain other customary representations, warranties and covenants of Dr. Carlo, and provided for reimbursement of certain legal and other expenses incurred by Dr. Carlo. The Separation Agreement superseded all other agreements or arrangements between Dr. Carlo and the Company regarding the subject matter of the agreement including concerning severance payments and benefits, including without limitation the employment agreement previously entered into between Dr. Carlo and the Company.

Equity Incentive Plans

Our 2009 Plan and our 2020 Plan (sometimes referred to individually as the “Plan” and together as the “Plans”) include provisions affecting the vesting of Awards granted under the Plans in the event of a change in control (as defined in the 2009 Plan) of the Company. Under the provisions of the 2009 Plan, unless otherwise provided in a particular Award agreement under the 2009 Plan, the following provisions apply to Stock Awards in the event of a Corporate Transaction (as defined in the 2009 Plan), unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award, and may result in acceleration of options or other awards granted under the 2009 Plan in connection with a change in control transaction.

(i)                 Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the 2009 Plan or may substitute similar stock awards for Stock Awards outstanding under the 2009 Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)               Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with subsection (i) above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)              Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with subsections (i) or (ii) above, respectively, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)              Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

In addition, under the provisions of the 2009 Plan, a Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the recipient of the Stock Award, but in the absence of such provision, no such additional acceleration will occur. The terms of the options held by the named executive officers and reflected in the Summary Compensation Table, as well as options granted to other executive officers of the Company, provide for full acceleration of any unvested portion of the option upon an event that constitutes a Change in Control of the Company as defined in the 2009 Plan and under Section 409A. In addition to accelerated vesting of some or all of the unvested portion of an option upon a termination of continuous service without cause, options held by executive officers may provide for accelerated vesting of the unvested portion of the option in the event of the executive officer’s termination of continuous service by reason of death or disability.

Under the 2009 Plan and the employment agreements of the executive officers described above, “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                  any person, entity or “group” (with certain exceptions, an “Exchange Act Person”) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner (“Owner”), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, and subject to certain exceptions and limitations as described in the 2009 Plan;

(ii)                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)              the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company otherwise occurs, except for a liquidation into a parent corporation;

(iv)              there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, subject to certain exceptions and limitations as described in the 2009 Plan; or

(v)                 individuals who, immediately following the effective time of the transaction (or, in the employment agreements of the executive officers described above, the date of the applicable employment agreement), are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board).

Notwithstanding the foregoing or any other provision of the 2009 Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any affiliate of the Company and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. The Board may, in its sole discretion and without Participant consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A, and the foregoing definition will be interpreted so as to only include events that constitute a change in control under Section 409A. The Board may, in its sole discretion and without Participant consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A, and the foregoing definition will be interpreted so as to only include events that constitute a change in control under Section 409A.

Under the provisions of the 2020 Plan, in the event of certain specified significant corporate transactions as defined in the 2020 Plan, including a change in ownership or effective control of the Company or a change in the ownership of a substantial part of the assets of the Company as defined within the meaning of Section 409A of the Code, the 2020 Plan administrator has the discretion to take any of the following actions with respect to stock awards: arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring entity or parent company; arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company; accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction; arrange for the lapse of any reacquisition or repurchase right held by us; cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate; or make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award. The 2020 Plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a corporate transaction. Except as may otherwise be stated in a particular award agreement, in the event of a corporate transaction, the vesting and exercisability provisions of stock awards will be accelerated in full, and if the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then such awards will be terminated if not exercised prior to the effective date of the corporate transaction. Under the 2020 Plan, a corporate transaction is defined generally as (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, or (4) when a majority of the Board becomes comprised of individuals who were not serving on the Board on the date the 2020 Plan was adopted (the “incumbent board”), or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office.

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at December 31, 2022, for each of our named executive officers:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	(1)		Unexercisable	Options (#)	($)	Date	Vested (#)	Not Vested ($)	Vested (#)		Vested ($)

Dennis J. Carlo, Ph.D.	2,385	(2)	—	—	$198.10	2/21/2028	—	$—	—		$—
	6,814	(2)	—	—	$220.50	2/7/2027
	6,320	(2)	—	—	$287.00	1/25/2026
	1,457	(2)	—	—	$419.30	1/23/2025
	1,859	(2)	—	—	$419.30	1/23/2025
	646	(5)	—	—	$442.40	4/1/2024
	1,290	(4)	—	—	$442.40	4/1/2024

David J. Marguglio	1,908	(2)	—	—	$198.10	2/21/2028	—	$—	2,857	(6)	$34,000
	2,514	(2)	—	—	$220.50	2/7/2027
	1,536	(2)	—	—	$287.00	1/25/2026
	226	(2)	—	—	$419.30	1/23/2025
	1,487	(2)	—	—	$419.30	1/23/2025
	195	(5)	—	—	$442.40	4/1/2024
	646	(4)	—	—	$442.40	4/1/2024

Ronald B. Moss	1,192	(2)	—	—	$198.10	2/21/2028	—	$—	—		$—
	3,000	(3)	—	—	$241.50	2/28/2027

David C. Benedicto	1,490	(2)	—	—	$198.10	2/21/2028	—	$—			$
	729	(2)	—	—	$220.50	2/7/2027
	269	(2)	—	—	$287.00	1/25/2026
	429	(2)	—	—	$287.00	12/01/2024
(1)	Does not include restricted stock units granted.
(2)	The options vest with respect to 1/36 of the shares subject to the option on each monthly anniversary of the grant date, and have a term of ten years (subject to earlier termination upon the events described in the 2009 Plan such as certain terminations of employment).
(3)	The options vest with respect to one-third of the shares immediately and monthly thereafter with respect to 1/24 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the 2009 Plan such as certain terminations of employment).
(4)	The options vest with respect to one-sixth of the shares subject to the option on the six-month anniversary of the grant date and monthly thereafter with respect to 1/36 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the 2009 Plan such as termination of employment).
(5)	The options are fully vested and have a term of ten years (subject to earlier termination upon the events described in the 2009 Plan such as certain terminations of employment).
(6)	The restricted stock unit awards vest on the seventh anniversary of the date of grant if the recipient has provided continuous service to the Company until such date, and upon change of control or upon death or disability.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. In determining the “compensation actually paid” (“CAP”) to our PEOs and NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2021 and 2022 fiscal years. Note that for our NEOs other than the PEOs, compensation is reported as an average.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2021 and 2022, and our financial performance for each such fiscal year:

							Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for PEO 1 ($)(1)(3)	Summary Compensation Table Total for PEO 2 ($)(2)	Compensation Actually Paid to PEO 1 ($)(1)(3)	Compensation Actually Paid to PEO 2 ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Total Shareholder Return ($)	Net Income (Loss) ($)(6)
2022	1,862,962	526,350	1,820,752	526,581	406,733	406,921	34.69	(26,478,273)
2021	782,857	490,679	872,060	562,042	586,076	619,134	118.37	(45,828,198)
(1)	Dennis J. Carlo, Ph.D., former President and Chief Executive Officer, served as the Chief Executive Officer of the Company until May 18, 2022. The dollar amounts reported in this column are the amount of total compensation reported for Dr. Carlo in the “Total” column of the Summary Compensation table in the applicable year. With respect to compensation for Dr. Carlo for 2022, includes $1,598,172 representing payment of accumulated vacation/PTO and severance compensation paid in 2022 in connection with his employment separation from the Company.
(2)	For the 2022 year, David J. Marguglio, President and Chief Executive Officer, served as Chief Executive Officer commencing May 18, 2022. The dollar amounts reported in this column are the amount of total compensation reported for Mr. Marguglio in the “Total” column of the Summary Compensation table in the applicable year, including compensation paid during the time before May 18, 2022 when Mr. Marguglio was an NEO, but not Chief Executive Officer, as well as compensation paid after May 18, 2022, when Mr. Marguglio became Chief Executive Officer.
(3)	In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEOs during fiscal years 2022 and 2021, which consisted solely of adjustments to the PEOs’ equity awards:
	PEO (1) 2022	PEO (2) 2022	PEO (1) 2021	PEO (2) 2021
Description of Amount
Summary Compensation Table - Total Compensation	$1,862,962	$526,349	$782,857	$490,679
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	—	—	—
+ Change in Fair Value at Fiscal Year-End of Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	—	2,609	2,087
+ Change in Fair Value as of Vesting Date of Options Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Considerations Were Satisfied During Fiscal Year	$(42,210)	232	86,594	69,276
Compensation Actually Paid	$1,820,752	$526,581	$872,060	$562,042

(4)	The non-PEO NEOs for whom the average compensation is presented in this table for 2022 are David Benedicto (Chief Financial Officer (CFO)) and Ronald Moss (Chief Medical Officer (CMO)). The non-PEO NEOs for whom the average compensation is presented in this table for 2021 are Robert Hopkins (former CFO), David Benedicto (CFO) and Ronald Moss (CMO). The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(5)	In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our non-PEO NEOs during fiscal years 2022 and 2021, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:
Description of Amount	non-PEO NEOs 2022	non-PEO NEOs 2021
Summary Compensation Table - Total Compensation	$406,733	$586,076
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	—
+ Change in Fair Value at Fiscal Year-End of Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	1,500
+ Change in Fair Value as of Vesting Date of Options Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Considerations Were Satisfied During Fiscal Year	188	31,558
Compensation Actually Paid	$406,921	$619,134
(6)	Net Loss Applicable to Common Stock (includes Continuing and Discontinued Operations.)

Relationship Between Pay and Financial Performance Measures

The graphs below display the relationship between compensation actually paid to the PEOs and the average of the compensation actually paid to the non-PEO NEOs and the Company’s total shareholder return (“TSR”) (based on a fixed investment of $100 on December 31, 2020) and net loss for the years presented.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation of Directors

The following table shows amounts earned by each director for 2022, other than Dr. Carlo and Mr. Marguglio, who were executive officers (with respect to Dr. Carlo, for the portion of the 2022 during which he served as an officer and director) and received no additional compensation for their services as a director.

	Fees			Non-Equity
	Earned			Incentive	Nonqualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Director	($)(1)	($)	($)	($)(2)	Earnings	($)	($)
Howard C. Birndorf	$64,000	$—	$—	$—	$—	—	$64,000
Meera J. Desai	$64,000	$—	$—	$—	$—	—	$64,000
Vickie S. Reed (3)	$38,681	—	—	$8,500	—	—	$47,181
Richard C. Williams	$128,000	$—	$—	$—	$—	—	$128,000

(1)	Reflects the amount of fees earned during 2022.
(2)	Amount reflects the grant date fair value of cash stock appreciation rights (“SARs”) granted to the director. In light of the inability to grant a stock option to Ms. Reed under the 2020 Plan to purchase 714 shares of common stock, in connection with her appointment as a director of the Company, Ms. Reed was granted a cash SAR. The SAR provides for a reference price equal to $28.70 per share, the fair market value of the common stock of the Company of the date of grant of the SAR, and a reference number of shares equal to 714 shares. The SAR vests with respect to 1/6 of the reference number of shares on the six-month anniversary of the grant date and vests monthly thereafter in equal installments over a period of three years from the grant date, subject to the recipient providing continuous service to the Company. The SAR has a term of seven years. The vested portion of the SAR may be settled only in cash and may be exercised for a period of 12 months after the date of termination of the recipient’s service to the Company. Upon settlement, the Company will pay to the recipient an amount of cash equal to the difference between the fair market value of the common stock on the date of termination of service or, if lower, on the date of exercise, and the initial reference price, multiplied by the number of shares as to which the SAR is being exercised. In the event of a change of control of the Company before the SAR is fully vested, vesting and exercisability is accelerated.

(3)	Ms. Reed became a director of the company effective May 24, 2022.

In general, under the Company’s policies concerning fees for non-employee directors, non-employee directors of the Company were entitled during 2022 to receive the following amounts of cash compensation for service as a director: each non-employee director was entitled to receive an annual fee of $64,000 per year, paid quarterly in arrears; and the Chairman of the Board was entitled to receive an annual fee of $128,000 per year, or twice the non-employee director annual fee, paid quarterly in arrears. Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities. In addition, to the extent that awards may be granted pursuant to the terms of the 2020 Plan, upon joining the Board a non-employee director is entitled to receive an initial director option under the 2020 Plan to purchase 714 shares of Common Stock, vesting monthly over a period of 36 months from the grant date, and each non-employee director is also entitled to receive under the 2020 Plan a succeeding annual grant, on the first business day after the date of the annual meeting of stockholders, to purchase 429 shares of Common Stock, with the annual grant vesting and becoming exercisable as to 1/12 of the shares subject to the option on each monthly anniversary of the grant date. The initial director options and any annual options have a term of 10 years and will have an exercise price equal to the fair market value of the Common Stock on the grant date. Because the 2020 Plan provides that no Awards may be made under the plan until the fair market value of the Common Stock has reached certain minimum per share price thresholds, no options or other awards were made pursuant to the 2020 Plan during 2021 or 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To our knowledge, other than (i) compensation for services as executive officers and directors; (ii) employment relationships or transactions involving an executive officer and related compensation solely resulting from that employment relationship or transaction, including the employment agreements, stock option or other equity awards, and other transactions described in the section titled “Executive Compensation” or not required to be reported; or (iii) as set forth below, there were no material transactions, or series of similar transactions, since January 1, 2021, or any currently proposed transactions, or series of similar transactions, to which we were, or will be, a party, in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (a “related party transaction”). Share and per share amounts below have been adjusted to reflect the Reverse Stock Split.

We have entered into indemnification agreements with our directors and executive officers. Each agreement provides, among other things, that we will indemnify the officer to the fullest extent permissible under Delaware law against liabilities and certain expenses (including attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by the officer in any action or proceeding), that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. As described in the section titled “Executive Compensation,” we have entered into various employment-related agreements and compensatory arrangements with our executive officers and directors that, among other things, provide for compensatory and certain severance and change of control benefits.

We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of employment agreements with our named executive officers, see the section titled “Executive Compensation – Employment Agreements.”

On July 5, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (the “Investor” or the “Purchaser”), pursuant to which the Company issued on July 5, 2022, in a private placement transaction, an aggregate of 3,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”), representing 100% of outstanding shares of the Series C Preferred, together with warrants to purchase up to an aggregate of 10,714 shares of common stock of the Company at an exercise price of $32.90 per share, subject to adjustment as provided in the warrants, for an aggregate subscription amount equal to $300,000. The warrant became exercisable commencing January 3, 2023, and has a term ending on January 5, 2028.

On March 14, 2023, the Company entered into a securities purchase agreement with Armistice Capital Master Fund Ltd. for the purchase and sale of 235,714 shares of its common stock and pre-funded warrants to purchase up to 107,143 shares of common stock, together with warrants to purchase up to 685,714 shares of common stock, at a combined purchase price of $8.75 per share (and $8.74 per pre-funded warrant) and accompanying warrants, pursuant to a registered direct offering. The warrants have an exercise price of $9.66 per share, are initially exercisable beginning six months following the date of issuance and will expire five years and six months from the date of issuance. The closing of the offering occurred on March 16, 2023. Gross proceeds from the offering were approximately $3.0 million, before transaction fees and expenses. In connection with the transaction, Armistice entered into a voting agreement pursuant to which it agreed to vote shares of Common Stock that it holds as of the applicable record date in favor of proposals providing for a reverse stock split of the Company’s Common Stock and the proposed merger transaction between the Company and Old DMK.

On May 25, 2023, we completed the Merger, in accordance with the terms of the Merger Agreement. As contemplated by the terms of the Merger Agreement, effective upon the effective time of the Merger, Dr. Versi become CEO of the Company and Chairman of the Board, and Ms. Versi was appointed a director of the Company. Pursuant to the Merger and the terms of the Merger Agreement, the shares of common stock of Old DMK held by Dr. Versi, Ms. Versi and Versi Group, an entity affiliated with Dr. Versi and Ms. Versi, were converted into shares of Common Stock and, in the case of Versi Group, shares of Series E Preferred, and Old DMK stock options held by Dr. Versi and Ms. Versi were assumed by the Company and became options to purchase shares of Common Stock. As a result of the Merger, by virtue of their ownership of shares of Old DMK and options to purchase shares of Old DMK, Old DMK shares and options held by such persons were converted into the right to receive: (a) for Versi Group, 177,194 shares of Common Stock and 1,941.2 shares of Series E Preferred, convertible into approximately 1,941,200 shares of Common Stock, subject to 9.99% beneficial ownership limitations on conversion and voting of shares of Series E Preferred; (b) for Dr. Versi, 8,745 shares of Common Stock and options to purchase 102,885 shares of Common Stock at an exercise price of $2.89 per share; and (c) for Ms. Versi, options to purchase 25,720 shares of Common Stock at an exercise price of $2.89 per share.

Review, Approval and Ratification of Transactions with Related Persons

The Audit Committee is responsible under its charter for reviewing and, approving or ratifying all related party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as members of a committee of the Board and as individual directors, and will review and consider, among other factors, whether the terms of the transaction are no less favorable to us than those that we could obtain from unaffiliated third parties. The Audit Committee will approve a related person transaction when, in its good faith judgment, it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

GENERAL

In connection with our solicitation of proxies for the Meeting, we intend to file this Proxy Statement and WHITE universal proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Material Proceedings

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Involvement in Certain Legal Proceedings

There is no event that occurred during the past ten years with respect to any of our directors or executive officers that is required to be disclosed under Item 401(f) of Regulation S-K.

Other Matters at the Meeting

Except as described in this Proxy Statement, we know of no other matters to be submitted at the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters.

Stockholder Proposals for the Next Annual Meeting of Stockholders

To be considered for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, a stockholder’s proposal must be submitted in writing by [●], 2024, to our Corporate Secretary at 11622 El Camino Real, Suite 100, San Diego, California 92130. If the date of the 2024 Annual Meeting has been changed by more than 30 days from the anniversary of date of the Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in one of the Company’s reports filed with the SEC. Such 14a-8 proposal must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, pursuant to advance notice provisions in our Bylaws, if a stockholder wishes to submit a proposal (that will not be included in the Company’s proxy materials pursuant to Rule 14a-8) or nominate a director at the 2024 Annual Meeting, such proposal or nomination generally must be submitted in writing to the same address and received by our Corporate Secretary no later than [●] 2024, but no earlier than [●], 2024. However, if the date of the 2024 Annual Meeting is changed by more than 30 days before or after the first anniversary date of the Meeting, then notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the later of the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [●], 2024. If the 2024 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.

All such notices should be directed to our Corporate Secretary at our corporate headquarters located at DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130; Attention: Corporate Secretary. You also may access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at: http://www.dmkpharmaceuticals.com.

Householding

The SEC has adopted rules that permit companies and intermediaries (for example, brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some brokers, banks or other nominees may be “householding” our proxy materials. This means that only one copy of our Proxy Statement and annual report to stockholders may have been sent to multiple stockholders in your household, unless contrary instructions have been received by the Company or your broker, bank or other nominee from you. If you would like to receive a separate copy of this Proxy Statement and annual report, we will promptly send you separate copies if you call or write our Corporate Secretary at our offices located at 11622 El Camino Real, Suite 100, San Diego, California 92130; telephone (858) 997-2400. If you are receiving multiple copies and would like to receive only one copy per household, you may contact us at the above address or telephone number. If you are a beneficial owner, you can request additional copies of this Proxy Statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or other nominee.

Annex A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The Company, its directors, director nominees and certain of its executive officers and employees are considered to be “Participants” in the Board’s solicitation of proxies from its stockholders in connection with the Meeting, under applicable regulations of the SEC. The following tables set forth certain information about our directors, director nominees and certain of our executive officers and employees who are considered to be “Participants” in our solicitation of proxies from our stockholders in connection with the Meeting (collectively, the “Participants”).

Directors and Director Nominees

The names and present principal occupations of our directors and director nominees are set forth below. The business address for each person below is c/o DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130.

Name	Principal Occupation
Howard C. Birndorf	Business Development Consultant, Vision Clinical Research, LLC
Meera J. Desai, Ph.D., NACD.DC	Founder and Managing Partner, Karana Biotech, LLC
Vickie S. Reed	Retired
Ebrahim Versi, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board, DMK Pharmaceuticals Corporation
Jannine C. A. Versi	Co-Founder and Chief Operating Officer, Elektra Health

Executive Officers and Employees

Executive officers and employees of the Company who are Participants are Ebrahim Versi, M.D., Ph.D. and David J. Marguglio. The business address for each person below is c/o DMK Pharmaceuticals Corporation, 11622 El Camino Real, Suite 100, San Diego, California 92130. Their present principal occupations are stated below, other than Dr. Versi’s, which is stated above.

Name	Principal Occupation
David J. Marguglio	President, Chief Operating Officer, Interim Chief Financial Officer and Corporate Secretary, DMK Pharmaceuticals Corporation

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of the Common Stock beneficially owned by the Company’s directors, director nominees and executive officers and employees that are considered to be Participants as of [●], 2023, is set forth under the “Security Ownership of Certain Beneficial Owners and Management” table and notes thereto elsewhere in this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding all securities of the Company purchased or sold by each of the Participants within the past two years. Unless otherwise indicated, (i) none of the purchase price or market value of those securities are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities and (ii) all share and per share numbers and amounts described in the below table reflect the adjustments resulting from the Reverse Stock Split and have been adjusted to give effect to the Reverse Stock Split.

Name	Date	Title of Security	Number of Shares	Transactions
Howard C. Birndorf	11/14/2022	Warrant to Purchase Common Stock	840	Grant, Award or Other Acquisition
	11/14/2022	Warrant to Purchase Common Stock	(840)	Disposition to the Issuer of Issuer Equity Securities

Meera J. Desai, Ph.D., NACD.DC	05/25/2023	Common Stock	3,138	Grant, Award or Other Acquisition
	10/01/2021	Stock Appreciation Right (1)	714	Grant, Award or Other Acquisition

David J. Marguglio	03/18/2022	Common Stock (5)	(169)	Open Market or Private Sale
	12/09/2021	Common Stock	(186)	Bona Fide Gift
	12/01/2021	Common Stock (5)	(725)	Open Market or Private Sale

Vickie S. Reed	05/24/2022	Stock Appreciation Right (1)	714	Grant, Award or Other Acquisition

Annex A-1

Name	Date	Title of Security	Number of Shares	Transactions
Ebrahim Versi, M.D., Ph.D.	09/15/2023	Common Stock (3)	729,200	Conversion of Derivative Security
	09/15/2023	Series E Preferred (3)	729.2	Conversion of Derivative Security
	05/25/2023	Common Stock (2)	177,194	Grant, Award or Other Acquisition
	05/25/2023	Common Stock (2)	8,745	Grant, Award or Other Acquisition
	05/25/2023	Series E Preferred (2)	1,941.2	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (2)	20,577	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (2)	20,577	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (2)	20,577	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (2)	20,577	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (2)	20,577	Grant, Award or Other Acquisition
Jannine C. A. Versi	05/25/2023	Employee Stock Option (4)	5,144	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (4)	5,144	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (4)	5,144	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (4)	5,144	Grant, Award or Other Acquisition
	05/25/2023	Employee Stock Option (4)	5,144	Grant, Award or Other Acquisition

(1)	Each Stock Appreciation Right is the equivalent of one share of Common Stock and can only be settled in cash.

(2)	Received pursuant to a merger transaction with the Company. Includes 177,194 shares of Common Stock, and 1,941.2 shares of Series E Preferred of the Company, received by Versi Group, LLC (“Versi Group”), of which the named person is the manager, pursuant to a merger transaction with the Company. Information regarding the number of shares of Common Stock or Series E Preferred beneficially owned by the named person is set forth elsewhere in this Proxy Statement under the heading, “Security Ownership of Certain Beneficial Owners and Management.”

(3)	Versi Group, of which the named person is the manager, converted 729.2 shares of Series E Preferred of the Company into 729,200 shares of Common Stock.

(4)	Received pursuant to a merger transaction with the Company. Excludes shares of Common Stock and Series E Preferred held by Versi Group. The named person is the trustee of a trust that is a member of Versi Group, but does not have or share voting or dispositive power over such shares.

(5)	Sale of shares to pay withholding and tax obligations relating to shares issued following vesting of a restricted stock unit.

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Except as described in this Proxy Statement, and based on the information provided by each Participant, none of the Participants: (i) during the past ten years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares of Common Stock or other securities of the Company; (iii) owns of record, but not beneficially, any shares of Common Stock or other securities of the Company; (iv) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of any parent or subsidiary of the Company; (v) is now, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vi) is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected; and (vii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

Except as described in this Proxy Statement, and based on the information provided by each Participant, none of the Participants or any of their associates: (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares of Common Stock or other securities of the Company; and (ii) have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Proxy Statement, and based on the information provided by each Participant, neither the Participants nor any of their associates or immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Annex A-2

Annex B

Explanatory Note: The share numbers, share prices and per share amounts reflected in the 2020 Equity Incentive Plan below, as proposed to be amended, including those referenced in Section 9(a) of the Plan addressing “Capital Adjustments,” were affected by and have been proportionately adjusted as a result of the 1-for-70 reverse stock split of the outstanding shares of Common Stock of the Company that was effected in May 2023 (the “Reverse Stock Split”), but except as indicated in Section 3(c) of the Plan as proposed to be amended or unless otherwise expressly indicated in the Plan, such adjustments are not reflected in the body of the Plan as proposed to be amended, which, unless otherwise expressly indicated in the Plan, includes the original shares numbers, share prices and per share amounts before the Reverse Stock Split.

DMK PHARMACEUTICALS CORPORATION
2020 Equity Incentive Plan

As amended

1.	GENERAL.

(a)                Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b)                Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Other Stock Awards, and (viii) Cash Awards.

(c)                Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a)                Administration by the Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                Powers of the Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)     To settle all controversies regarding the Plan and Awards granted under it.

(iv)     To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof). For purposes of clarification, the Board retains the discretion to adjust or accelerate the vesting schedule of outstanding Awards, with the consent of the Participant.

(v)     To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan or is otherwise required by applicable law or listing requirements to be approved by the stockholders of the Company. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)   To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding “incentive stock options.”

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may

Annex B-1

amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)     To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)    To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Award, (3) Restricted Stock Unit Award, (4) Other Award, (5) cash, and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Award, and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles (collectively (A) through (C), an “Exchange Program”).

(c)                Delegation to Committee.

(i)     General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)                Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 15 below.

(e)                Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a)                Share Reserve.

(i)     Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will be two million (2,000,000) shares from the Effective Date up to the first Evergreen Date that occurs as described in the next sentence (as may be increased on Evergreen Dates, the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year commencing January 1, 2021, and ending on (and including) January 1, 2030 (or, if the Plan terminates earlier, then January 1 of the year in which the Plan terminates) (each, an “Evergreen Date”), in an amount equal to five percent (5.0%) of the total number of shares of Capital Stock outstanding on the last day of the immediately preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the start of a calendar year for which an increase applies to provide that there will be no increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(ii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to an Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Awards that can be granted.

(iii)    Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)                Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather

Annex B-2

than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant or shares of Common Stock that are surrendered to the Company pursuant to an Exchange Program, then the shares that are forfeited, repurchased or so surrendered will again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.

(c)                Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be will be 10,000,000 shares (which number reflects and is not adjusted by the Capitalization Adjustment that occurred in May 2023 resulting from a reverse stock split of the outstanding Common Stock) of Common Stock plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the Plan pursuant to the second sentence of Section 3(a)(i) above or Section 3(b) above.

(d)                Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)                Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Awards comply with the distribution requirements of Section 409A of the Code.

(b)                Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)                Consultants. A Consultant will not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)                Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)                Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)                Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)     by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)     by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)     if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from

Annex B-3

the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and/or (C) shares are withheld to satisfy tax withholding obligations; or

(v)     in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)                Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)                Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)     Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax or securities laws. Except as explicitly provided in the Plan, neither an Option nor an SAR may be transferred for consideration.

(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable non-U.S. law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)     Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company or to any third party designated by the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)                Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service or as set forth in the Award Agreement or other written agreement between the Participant and the Company relating to the Option) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement, which period will not be less than 30 days if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)                Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)                Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the

Annex B-4

expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)                Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)                Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l)                Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). To the extent consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)                Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)     Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)     Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)     Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b)                Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

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(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)     Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)     Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)     Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii)   Termination of Participant’s Continuous Service. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c)                Performance Stock Awards.

(i)     Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)                Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)                Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)                Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan or other securities or applicable laws, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable law.

(c)                No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner or tax treatment of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)                Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

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(b)                Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the papering of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement or related grant documents.

(c)                Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)                No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be. Furthermore, to the extent the Company is not the employer of a Participant, the grant of a Stock Award will be not establish an employment or other service relationship between the Company and the Participant.

(e)                Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced.

(f)                Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds U.S. $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)                Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)                Withholding. Whenever shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant prior to the delivery of shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, require or permit a Participant to satisfy any U.S. federal, state or local tax withholding obligation or other Tax-Related Items legally due from the Participant relating to a Stock Award by any of the following means or by a combination of such means, in whole or in part and without limitation: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that (A) no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes), and (B) with respect to a Stock Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act; (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (vi) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld; or (vii) by such other method as may be set forth in the Stock Award Agreement. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

(i)                Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

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(j)                Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)                Compliance with Section 409A of the Code. Unless otherwise expressly provided for in a Stock Award Agreement, the Plan and Stock Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Stock Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Stock Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent a Stock Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Stock Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding a Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)                 Exchange Program. Without prior stockholder approval, the Board may engage in an Exchange Program.

(m)              Clawback/Recovery. All Stock Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)                Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the number of shares subject to options granted pursuant to Sections 13(b) and (c), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)                Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards:

(i)     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire substantially similar consideration paid to the stockholders of the Company pursuant to the Corporate Transaction, after taking into account the existing provisions of the Awards);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)     accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction;

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(iv)     arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)     cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate. For clarity, this payment may be $0.00 if the amount per share (or value of property per share) payable to the holders of Common Stock is equal to or less than the exercise price of the Stock Award. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. In addition, the Board, in its sole discretion, may condition a Participant’s right to receive such payment upon the Participant’s delivery of an agreement (x) acknowledging such escrows, earn outs, holdbacks or other contingencies, (y) appointing a representative to act on the Participant’s behalf following the Corporate Transaction with respect to matters relating to the Corporate Transaction, and/or (z) agreeing to or acknowledging any indemnification obligations required of holders of Common Stock pursuant to the Corporate Transaction.; and

(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Stock Award, multiplied by the number of shares subject to the Stock Award. For clarity, this payment may be zero (U.S. $0.00) if the amount per share (or value of property per share) payable to the holders of the Common Stock is equal to or less than the exercise price of the Stock Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

(vii)   Except as otherwise stated in a Stock Award Agreement, in the event of a Corporate Transaction, the vesting of Stock Awards (and, with respect to Options and SARs, the time at which such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and if the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse.

(viii)    Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to different Participants and the vested and unvested portions of a Stock Award.

(d)                Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

(e)                Additional Provisions. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Corporate Transaction as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

(f)                Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow or other contingent consideration.

(g)                No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, Options or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)                Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the 10th anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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(b)                No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	EFFECTIVE DATE OF THE PLAN; FIRST AWARD, GRANT OR EXERCISE.

The Plan will become effective on the Effective Date; provided, however, that no Awards may be granted prior to the Effective Date. In addition: no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, will be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months before or after the Adoption Date.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

(a)                Eligibility. Non-Employee Directors are eligible for Options granted pursuant to this Section 13. Notwithstanding the foregoing, this Section 13 does not limit the ability of the Board to grant discretionary Awards to Non-Employee Directors.

(b)                Initial Grant. Subject in all events to the provisions of Section 11 above, each Non-Employee Director who first becomes a member of the Board after the Effective Date will automatically be granted an Option to purchase fifty thousand (50,000) Shares on the date such Non-Employee Director first becomes a member of the Board. Each Option granted pursuant to this Section 13(b) shall be called an “Initial Grant.”

(c)                Succeeding Grant. Subject in all events to the provisions of Section 11 above, on the first business day following the annual meeting of the Company’s Stockholders, each Non-Employee Director who is continuing in service as a member of the Board will on the first business day following such annual meeting of stockholders automatically be granted an Option to purchase thirty thousand (30,000) Shares. Each Option granted pursuant to this Section 13(c) shall be called a “Succeeding Grant”.

(d)                Vesting and Exercisability.

(i)     Initial Grants. Initial Grants shall vest and become exercisable as to 1/36 of the total Shares subject to the Initial Grant on each monthly anniversary of the date of grant, such that Initial Grants are fully vested and exercisable on the third anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director, consultant or employee of the Company.

(ii)    Succeeding Grants. Succeeding Grants shall vest and become exercisable as to 1/12 of the total Shares subject to the Succeeding Grant on each monthly anniversary of the date of grant, such that Succeeding Grants are fully vested and exercisable on the first anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director, consultant or employee of the Company.

(iii)     Corporate Transaction. In the event of a Corporate Transaction, the vesting of all Options granted to Non-Employee Directors pursuant to this Section 13 whose service as a director has not terminated before the consummation of the Corporate Transaction shall accelerate and such Options will become exercisable in full immediately prior to the consummation of the Corporate Transaction at such times and on such conditions as the Committee determines.

(e)                Form of Option Grant. Each Option granted under this Section 13 shall be a NSO and shall be evidenced by a Non-Employee Director Stock Award Agreement in such form as the Board from time to time approve and which shall comply with and be subject to the terms and conditions of this Plan.

(f)                Exercise Price. The Exercise Price per Share of each Option granted under this Section 13 shall be the Fair Market Value of the Share on the date the Option is granted.

(g)                Termination of Option. Except as provided in Section 13.(d)(iii) or this Section 13(g), each Option granted under this Section 13 shall expire ten (10) years after its date of grant. The date on which the Non-Employee Director ceases to be a member of the Board, a consultant or employee of the Company shall be referred to as the “Non-Employee Director Termination Date” for purposes of this Section 13(g). An Option may be exercised after the Non-Employee Director Termination Date only as set forth below:

(i)     Termination Generally. If the Non-Employee Director ceases to be a member of the Board, consultant or employee of the Company for any reason except death, Disability or a Corporate Transaction, each Initial Grant and Succeeding Grant, to the extent then vested pursuant to Section 13(d) above, then held by such Non-Employee Director may be exercised by the Non-Employee Director within 12 months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.

(ii)    Death. If the Non-Employee Director ceases to be a member of the Board, consultant or employee of the Company because of his or her death, then each Initial Grant and Succeeding Grant, to the extent then vested pursuant to Section 13(d) above, then held by such Non-Employee Director, may be exercised by the Non-Employee Director or his or her legal representative within twelve (12) months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.

(iii)     Disability. If the Non-Employee Director ceases to be a member of the Board, consultant or employee of the Company because of his or her Disability, then each Initial Grant and Succeeding Grant, to the extent then vested pursuant to Section 13(d) above, then held by such Non-Employee Director, may be exercised by the Non-Employee Director or his or her legal representative within twelve (12) months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.

(iv)    Corporate Transaction. If the Non-Employee Director ceases to be a member of the Board, consultant or employee of the Company because of a Corporate Transaction, then unless otherwise determined by the Board pursuant to the provisions of Section 9(c) above, each Initial Grant and Succeeding Grant, to the extent then vested pursuant to Section 13(d) above, then held by

Annex B-10

such Non-Employee Director, may be exercised by the Non-Employee Director or his or her legal representative within twelve (12) months after the Non-Employee Director Termination Date (unless otherwise determined by the Board pursuant to Section 9(c) above), but in no event later than the Expiration Date.

14.	CASH AWARDS.

A Cash Award (“Cash Award”) is an award that is denominated in, or payable to an eligible Participant solely in, cash, as deemed by the Committee to be consistent with the purposes of the Plan. Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section may be granted with value and payment contingent upon the achievement of Performance Goals.

15.	DEFINITIONS.

As used in the Plan, the definitions contained in this Section 15 shall apply to the capitalized terms indicated below:

(a)                “Adoption Date” means the date the Plan is adopted by the Board.

(b)                “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)                “Board” means the Board of Directors of the Company.

(d)                “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(e)                “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)                “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate, of any policy of the Company or any Affiliate applicable to Participant or of any statutory or fiduciary duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)                “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)                “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)                “Common Stock” means the Common Stock of the Company.

(j)                “Company” means DMK Pharmaceuticals Corporation, a Delaware corporation.

(k)                “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l)                “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a

Annex B-11

manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(m)               “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a change in the ownership of the Company which occurs on the date that any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company that, together with stock held by such Exchange Act Person, represents more than 50% of the total combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Exchange Act Person who is considered to own more than 50% of the combined voting power of the securities of the Company will not be considered a Corporate Transaction. Notwithstanding the foregoing, a Corporate Transaction will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Corporate Transaction would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Corporate Transaction will be deemed to occur;

(ii)    a change in the ownership of the Company which occurs when there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)     a change in the ownership of all or substantially all of the Company’s assets which occurs when there is consummated a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)    a change in the effective control of the Company that occurs when individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board. For purpose of this subclause (iv), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing or any other provision of the Plan, the term Corporate Transaction will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Corporate Transaction (or any analogous term, including without limitation Change in Control or Change of Control) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definitions of change in control or other similar terms under Section 409A of the Code, and the regulations thereunder. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

(n)                “Director” means a member of the Board.

(o)                “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p)                “Effective Date” means the date on which this Plan is approved by the Board or by the stockholders of the Company, whichever occurs earlier.

(q)                “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

Annex B-12

(r)     “Entity” means a corporation, partnership, limited liability company or other entity.

(s)     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)     “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(u)     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(v)     “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(w)    “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(x)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z)     “Officer” means a person who is designated by the Company as an officer within the meaning of Section 16 of the Exchange Act.

(aa)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(cc)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff)     “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(hh)    “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)     “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such

Annex B-13

Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee (as applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes, depreciation and amortization; (3) total stockholder return; (4) return on equity or average stockholder’s equity; (5) return on assets, investment, or capital employed; (6) stock price; (7) margin (including gross margin); (8) income (before or after taxes); (9) operating income; (10) operating income after taxes; (11) pre-tax profit; (12) operating cash flow; (13) sales or revenue targets; (14) increases in revenue or product revenue; (15) expenses and cost reduction goals; (16) improvement in or attainment of working capital levels; (17) economic value added (or an equivalent metric); (18) market share; (19) cash flow; (20) cash flow per share; (21) share price performance; (22) debt reduction; (23) customer satisfaction; (24) stockholders’ equity; (25) capital expenditures; (26) debt levels; (27) operating profit or net operating profit; (28) workforce diversity; (29) growth of net income or operating income; (30) billings; (31) implementation or completion of projects or processes; (32) financing; (33) regulatory milestones; (34) stockholder liquidity; (35) corporate governance and compliance; (36) product commercialization; (37) intellectual property; (38) personnel matters; (39) progress of internal research or clinical programs; (40) progress of partnered programs; (41) partner satisfaction; (42) budget management; (43) clinical achievements; (44) completing phases of a clinical study (including the treatment phase); (45) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (46) timely completion of clinical trials; (47) submission of Device Master File(s) and other regulatory achievements; (48) partner or collaborator achievements; (49) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (50) research progress, including the development of programs; (51) investor relations, analysts and communication; (52) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (53) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (54) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products and services (including with group purchasing organizations, distributors and other vendors); (55) supply chain achievements (including establishing relationships with manufacturers, suppliers and other services providers of the Company’s products and services); (56) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (57) individual performance goals; (58) corporate development and planning goals; and (59) other measures of performance selected by the Board or Committee.

(jj)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or Committee (as applicable) (i) in the Stock Award Agreement at the time the Stock Award is granted, or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee (as applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, nonrecurring gain or loss or other extraordinary item. In addition, the Board or Committee (as applicable) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(kk)    “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee (as applicable).

(ll)     “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm)   “Plan” means this Adamis Pharmaceuticals Corporation 2020 Equity Incentive Plan, as it may be amended from time to time.

(nn)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(pp)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(rr)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss)     “Securities Act” means the Securities Act of 1933, as amended.

Annex B-14

(tt)     “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu)   “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(vv)   “Stock Award” or “Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ww)   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(xx)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(yy)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(zz)    “Trading Day” means a day on which the principal Trading Market is open for trading, and “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Annex B-15

DMK PHARMACEUTICALS CORPORATION
C/O [•]

SCAN TO VIEW MATERIALS & VOTE

SUBMIT YOUR PROXY TO VOTE BY INTERNET:
Before The Meeting - ***Go to [•]* or scan the QR Barcode above**

Use the Internet to submit your proxy to vote and for electronic delivery of information up until [•] [a.m./p.m.] Eastern Standard Time the day before the cut-off date or Meeting date. Have your **WHITE** universal proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - ***Go to [•]***

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VOTE BY MAIL:
Complete, sign, date and promptly return your **WHITE** universal proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, [•].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24236-P99583

PRELIMINARY COPY SUBJECT TO COMPLETION — DATED OCTOBER 2, 2023

DMK PHARMACEUTICALS CORPORATION

THIS WHITE UNIVERSAL PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board recommends a vote **"FOR"** each of the five Company nominees listed (1A) through (1E) in Proposal 1, **"FOR"** Proposal 2, **"FOR"** Proposal 3, **"FOR"** Proposal 4, and **"AGAINST"** Proposals 5, 6, 7, 8 and 9, if they are properly brought before the Meeting. If you sign and return your **WHITE** universal proxy card and do not specify how you want your shares to be voted, your shares will be voted in accordance with the Board's recommendations.

1. Election of Directors:

Proposal 1 Instructions: **Vote "FOR" up to five nominees in total. If you mark a vote with respect to fewer than five nominees in Proposal 1, your shares will be voted "FOR" only those nominees you have so marked. If you vote "FOR" more than five nominees, all of your votes on Proposal 1 will be invalid and will not be counted.**

Company Nominees:
The Board recommends you vote "FOR" only the following five Company nominees (1A) through (1E):

	For	Withhold
1a. Howard C. Birndorf	☐	☐
1b. Meera J. Desai, Ph.D., NACD.DC	☐	☐
1c. Vickie S. Reed	☐	☐
1d. Ebrahim Versi, M.D., Ph.D.	☐	☐
1e. Jannine Versi	☐	☐

Hammann Nominees OPPOSED by the Company:
The Board recommends you vote "WITHHOLD" for the following four Hammann nominees (1F) through (1I):

	For	Withhold
1f. Nicole V. Crain	☐	☐
1g. Jerald Hammann	☐	☐
1h. Misrach Mitiku	☐	☐
1i. Joseph W. Ramelli	☐	☐

Company Proposals:
The Board recommends you vote "FOR" Proposals 2, 3 and 4:

Hammann Proposals:
The Board recommends you vote "AGAINST" Proposals 5, 6, 7, 8 and 9:

Note: In their discretion, the proxies may vote upon any and all other matters as may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized under Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. In the event one or more of the named nominees for election as a director is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature, if held jointly [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at [•].

V24237-P99583

PRELIMINARY COPY SUBJECT TO COMPLETION — DATED OCTOBER 2, 2023

DMK PHARMACEUTICALS CORPORATION

2023 Annual Meeting of Stockholders

[•], 2023; [•] [a.m./p.m.] Pacific Time

This proxy is solicited by the Board of Directors (the "Board")

The stockholder(s) hereby appoint(s) Ebrahim Versi and David J. Marguglio, or either of them, as proxies, each of them acting individually or in the absence of others, with the full power of substitution and re-substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, par value $0.0001 of DMK PHARMACEUTICALS CORPORATION that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders (the "Meeting") to be held at [•] [a.m./p.m.], PDT, on [•], 2023, virtually at [•], and any adjournment or postponement thereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the Meeting or any adjournments or postponements thereof to the extent authorized under Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board's recommendations.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE COMPANY'S FIVE DIRECTOR NOMINEES ON PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND "AGAINST" PROPOSALS 5, 6, 7, 8 AND 9 USING THIS WHITE UNIVERSAL PROXY CARD.

THE BOARD DOES NOT ENDORSE THE NOMINEES PUT FORTH BY MR. HAMMANN AND URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, MR. HAMMANN, EVEN AS A PROTEST VOTE. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, MR. HAMMANN, YOU CAN REVOKE THAT PROXY BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THIS WHITE UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THIS WHITE UNIVERSAL PROXY CARD.

Continued and to be signed on reverse side